UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a‑12
COLUMBIA PROPERTY TRUST, INC.
(Name of Registrant as Specified in its Charter)

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One Glenlake Parkway, Suite 1200
Atlanta, Georgia 30328

April 30, 2014

Dear Stockholder:
We cordially invite you to attend the 2014 Annual Meeting of Stockholders of Columbia Property Trust, Inc., to be held on Wednesday, July 16, 2014, at 1:30 p.m. Eastern Time, at Atlanta Marriott Perimeter Center, 246 Perimeter Center Parkway NE, Atlanta, Georgia 30346. The items of business are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the proxy statement.
2013 was an exciting year for us. On February 28, 2013, we became a self-managed company, and, on October 10, 2013, our shares were listed on the New York Stock Exchange (the "NYSE") under the ticker symbol "CXP."
Please review the proxy statement thoroughly and submit your vote as soon as possible in advance of the annual meeting on July 16, 2014. Your vote is very important. Please respond immediately to help us avoid potential delays and additional expense to solicit votes.
We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to certain of our stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting.
On behalf of your Board of Directors, thank you for your support of Columbia Property Trust, Inc.
Sincerely,
John L. Dixon
Chairman of the Board

Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy:

(1)	over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials or proxy card (if you received a proxy card),

(2)	by telephone through the number noted in the proxy card (if you received a proxy card), or

(3)	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 16, 2014

Columbia Property Trust, Inc.
One Glenlake Parkway, Suite 1200
Atlanta, Georgia 30328

Time:	1:30 p.m. Eastern Time

Date:	July 16, 2014

Place:	Atlanta Marriott Perimeter Center, 246 Perimeter Center Parkway NE, Atlanta, Georgia 30346

Record Date:	Stockholders of record at the close of business on April 21, 2014 are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

Purpose:	(1)	Elect nine directors nominated by the Board of Directors for one year terms;

	(2)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014;

	(3)	Approve, on an advisory basis, executive officer compensation, sometimes referred to as a "say on pay";

	(4)	Approve, on an advisory basis, the frequency of future advisory votes to approve executive compensation, sometimes referred to as a "say when on pay"; and

	(5)	Consider and act upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Your attention is directed to the proxy statement provided with this Notice.
By Order of the Board of Directors

E. Nelson Mills
President, Chief Executive Officer
and Director

Atlanta, Georgia
April 30, 2014
Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy:

(1)	over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials or proxy card (if you received a proxy card),

(2)	by telephone through the number noted in the proxy card (if you received a proxy card), or

(3)	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
Important Notice regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 16, 2014: The proxy statement and 2013 Annual Report are available at:

http://www.columbiapropertytrust.com/proxy

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Annual Meeting Information

•	July 16, 2014, at 1:30 p.m. Eastern Time

•	Atlanta Marriott Perimeter Center, 246 Perimeter Center Parkway NE, Atlanta, Georgia 30346

•	The record date is April 21, 2014
Items of Business

Proposal		Board Vote Recommendation	Page Reference
1.	Elect nine directors nominated by the Board of Directors for one year terms	FOR ALL	49

2.	Ratify the appointment of our independent registered public accounting firm	FOR	50

3	Approve, on an advisory basis, executive officer compensation	FOR	51

4.	Approve, on an advisory basis, the frequency of future advisory votes on executive compensation	ONE YEAR	52
Election of Directors
The Board of Directors of Columbia Property Trust, Inc. ("we," "us," "our," or the "Company") is asking you to elect the nine nominees for director named below for terms that expire at the 2015 annual meeting of stockholders. The directors will be elected by a plurality vote. In order to enhance the power of our stockholders to influence the composition of the Board, our Corporate Governance Guidelines requires that each director will offer to resign if the director receives a greater number of votes "withheld" than votes "for" such election in an uncontested election of directors.
The following table provides summary information about the nine director nominees. For further information about the nominees, see "Management of our Company − Board of Directors."

Name	Age	Occupation	Year First Became a Director	Independent	Board Committees
Charles R. Brown	75	Chairman, CRB Realty Associates	2003	Yes	Audit Operations

Richard W. Carpenter	77	Managing Partner, Carpenter Properties, L.P.	2003	Yes	Executive Nominating/Governance Operations

Bud Carter	75	Senior Chairman of Vistage International in Atlanta	2003	Yes	Nominating/Governance Operations

John L. Dixon*	71	Former President and Director, Pacific Select Group, LLC	2008	Yes	Compensation Executive Nominating/Governance Operations

Murray J. McCabe	46	Managing Partner, Blum Capital Partners, L.P.	2013	Yes	Compensation Operations

E. Nelson Mills	53	President and Chief Executive Officer, Columbia Property Trust, Inc.	2007	No	Executive

George W. Sands	69	Former Partner, KPMG LLP	2010	Yes	Audit Compensation

Name	Age	Occupation	Year First Became a Director	Independent	Board Committees
Neil H. Strickland	78	Senior Operations Executive, Strickland General Agency, Inc.	2003	Yes	Audit Compensation Nominating/Governance

Thomas G. Wattles	62	Executive Chairman, DCT Industrial Trust, Inc.	2013	Yes	Audit Operations
*Independent Chairman of the Board
Ratification of the Appointment of the Independent Registered Public Accounting Firm
The Board of Directors is asking you to ratify the selection of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the year ending December 31, 2014.
Advisory Approval of Executive Compensation
The Board of Directors is asking you to approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this proxy statement. We believe that our compensation policies and practices reflect the following objectives of our compensation program:

•	to attract, retain and motivate talented executives;

•	to provide incentives for the attainment of short-term operating objectives and strategic long-term performance goals; and

•	to emphasize and award achievement of long-term objectives that are consistent with our strategic focus on growth, operations, brand development and stockholder returns.
Frequency of Future Advisory Votes to Approve Executive Compensation
Companies are required, at least once every six years, to provide for a separate stockholder advisory vote to determine whether the advisory vote on executive compensation, or say on pay vote, will occur every one, two or three years. This vote is commonly referred to as a "say when on pay" vote.
The Board of Directors has determined to provide stockholders with a "say when on pay" stockholder advisory vote in this proxy statement three years earlier than required under SEC rules. This will permit our current stockholders to determine whether future say on pay votes will occur every one, two or three years.
The Board of Directors is asking you to recommend that future advisory votes on executive compensation be held on an annual basis.
2015 Annual Meeting of Stockholders
Stockholder proposals submitted for inclusion in the proxy statement for our annual meeting of stockholders expected to be held in 2015 pursuant to SEC Rule 14a-8 must be received by us by January 6, 2015.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
The 2014 Annual Meeting of Stockholders will be held on Wednesday, July 16, 2014, at Atlanta Marriott Perimeter Center, 246 Perimeter Center Parkway NE, Atlanta, Georgia 30346, beginning at 1:30 p.m. Eastern Time. The proxy is solicited by our Board of Directors. We anticipate that a Notice of Internet Availability of Proxy Materials or a printed set of proxy materials will first be mailed to our stockholders on or about May 6, 2014.
This proxy statement contains information about the items to be voted on at our annual stockholders meeting. To make this information easier to understand, we have presented general information about the annual meeting in a question-and-answer format below.
Why is this proxy statement being made available?
Our Board of Directors has made this proxy statement available to you because you own shares of our common stock and our Board of Directors is soliciting your proxy to vote your shares at the 2014 annual stockholders meeting. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues in accordance with the rules of the Securities and Exchange Commission ("SEC") and is designed to assist you in voting.
What is a proxy?
A proxy is a person who votes the shares of stock of another person who cannot attend a meeting in person. The term "proxy" also refers to the proxy card. When you vote by Internet, telephone or returning a proxy card, you are giving your permission to vote your shares of common stock at the annual meeting. The people who will vote your shares of common stock at the annual meeting are E. Nelson Mills, James A. Fleming or Wendy W. Gill, each of whom are our officers. They will vote your shares of common stock as you instruct.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. The Notice of Internet Availability of Proxy Materials instructs you on how to access and review the proxy statement and 2013 Annual Report to Stockholders over the Internet. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting. We have used this e-proxy process to furnish proxy materials to certain of our stockholders over the Internet.
If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.
Who is entitled to vote?
Anyone who owned our common stock at the close of business on April 21, 2014, the record date, is entitled to vote at the annual meeting. Every stockholder is entitled to one vote for each share of common stock held.
How many shares of common stock were outstanding as of the record date?
As of April 21, 2014, there were 124,966,166 shares of our common stock issued and outstanding.
What am I voting on?
You are being asked to vote on the following:

•	to elect the nine directors nominated by the Board of Directors and listed in this proxy statement for one year terms,

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014,

•	to approve, on an advisory basis, the executive compensation of the Named Executive Officers as disclosed in this proxy statement, sometimes referred to as a "say on pay" and

•	to approve, on an advisory basis, the frequency of future advisory votes to approve executive compensation, sometimes referred to as a "say when on pay."

No cumulative voting rights are authorized, and dissenters' rights are not applicable to the matters being voted upon.
How does the Board recommend that I vote?
The Board recommends that stockholders vote:

•	FOR the election of the nine directors nominated by the Board of Directors and listed in this proxy statement for one year terms,

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014,

•	FOR the approval, on an advisory basis, of the executive compensation of the Named Executive Officers as disclosed in this proxy statement and

•	ONE YEAR as the frequency of future advisory votes to approve executive compensation.
How may I vote for each proposal?
For "Proposal 1 -- Election of Directors," you may vote for all nominees, withhold from all nominees or withhold from individual nominees.
For "Proposal 2 -- Ratification of the Appointment of the Independent Registered Public Accounting Firm," you may vote for or against the proposal, or you may abstain from voting on the proposal.
For "Proposal 3 -- Advisory Approval of Executive Compensation," you may vote for or against the proposal, or you may abstain from voting on the proposal.
For "Proposal 4 -- Frequency of Future Advisory Votes to Approve Executive Compensation," you may vote for one year, two years or three years, or you may abstain from voting on the proposal.
What are the voting requirements to elect the Board of Directors?
"Proposal 1 -- Election of Directors," a plurality of the votes cast is required to elect directors. This means that the director nominee with the most votes for a particular board seat is elected for that seat. Abstentions, "withhold" votes and broker non-votes will have no effect on the outcome of the election, but they will count toward the establishment of a quorum.
In order to enhance your ability to influence the composition of the Board of Directors in an uncontested election such as this, we have adopted a policy as part of our Corporate Governance Guidelines requiring each of the nominees to agree to offer to resign should he receive fewer "for" votes than "withhold" votes. If a director must offer to resign because of "withhold" vote totals, the Nominating and Corporate Governance Committee must accept or reject the offer of resignation within 90 days following certification of the stockholder vote. If the Nominating and Corporate Governance Committee accepts the offer, then the resignation will be effective upon acceptance. If the Nominating and Corporate Governance Committee rejects the offer, it must publicly disclose its reasons for doing so. The offer of resignation also may be accepted at a stockholder meeting duly called for the express purpose of accepting such resignation and electing a successor to fill the vacancy created thereby.
What happens if a director nominee is unable to stand for election?
The Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies will be voted for the substitute nominee designated by the Board of Directors. Proxies cannot be voted for more than nine director nominees at the annual meeting.
What are the voting requirements to approve the other proposals?
"Proposal 2 -- Ratification of the Appointment of the Independent Registered Public Accounting Firm" requires the affirmative vote of the holders of at least a majority of the votes cast thereon to pass. Abstentions and broker non-votes will not have an effect on the vote, but they will count toward the establishment of a quorum.
"Proposal 3 -- Advisory Approval of Executive Compensation" requires the affirmative vote of the holders of at least a majority of the votes cast thereon to pass. Abstentions and broker non-votes will not have an effect on the vote, but they will count toward the establishment of a quorum.

"Proposal 4 -- Frequency of Future Advisory Votes to Approve Executive Compensation" is a different type of vote, in that you are indicating your preference as to how often "say on pay" votes will be held, rather than voting for or against a proposal. We will treat the frequency option that receives the most votes as the preference of our stockholders. Abstentions and broker non-votes will not have an effect on the vote, but they will count toward the establishment of a quorum.
How will voting on any other business be conducted?
Although we do not know of any business to be considered at the annual meeting other than the items identified in the notice of annual meeting, if any other business is properly presented at the annual meeting, your signed proxy card gives authority to each of E. Nelson Mills, our Chief Executive Officer and President; James A. Fleming, our Executive Vice President and Chief Financial Officer; and Wendy W. Gill, our Senior Vice President and Treasurer, to vote on such matters in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion.
How do I vote?
If you are a stockholder of record, meaning that your shares are registered in your name, you have four voting options. You may vote:

•	by proxy over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials or proxy card (if you received a proxy card),

•	by proxy by telephone through the number noted in the proxy card (if you received a proxy card),

•	by proxy by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith, or

•	by attending the annual meeting and voting in person.
Whether or not you plan to attend the meeting and vote in person, we urge you to have your proxy vote recorded in advance of the meeting. If you attend the annual meeting and vote at the annual meeting, any previous proxy votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting.
If you have Internet access, we encourage you to vote via the Internet. It is convenient and it saves us significant postage and processing costs. In addition, when you vote by proxy via the Internet or by phone prior to the meeting date, your proxy vote is recorded immediately and there is no risk that postal delays will cause your proxy vote to arrive late and, therefore, not be counted.
If your shares are held in "street name" through a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee. Street name holders may vote in person only if they have a legal proxy to vote their shares as described below.
What if I return my proxy card but do not provide voting instructions?
If you return a signed proxy card but do not provide voting instructions, your shares will be voted as follows:

•	FOR the election of the nine directors nominated by the Board of Directors and listed in this proxy statement for one year terms,

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014,

•	FOR the approval, on an advisory basis, of the executive compensation of the Named Executive Officers as disclosed in this proxy statement and

•	ONE YEAR as the frequency of future advisory votes to approve executive compensation.
What if I change my mind after I vote my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	voting again over the Internet or by telephone prior to 11:59 p.m. Eastern Time on July 15, 2014,

•	signing and returning another proxy card with a later date, provided we receive the second proxy card before the annual meeting date,

•	voting in person at the annual meeting, or

•	giving written notice to our Corporate Secretary, provided we receive the notice before the annual meeting date.
Only the most recent proxy vote will be counted, and all others will be discarded regardless of the method of voting.
Can all stockholders vote in person at the annual meeting?
We will pass out written ballots to anyone who wants to vote at the annual meeting.

•	If you hold your shares directly in your name, we will be able to verify your name on our stockholder register.

•
If you hold your shares in "street name" through a broker, bank or other nominee, you must bring with you a legal proxy from your broker, bank or other nominee authorizing you to vote such shares in order to vote in person at the annual meeting. Please note that, if you request a legal proxy, any previously submitted proxy will be revoked and your shares will not be voted unless you attend the annual meeting and vote in person or appoint another proxy to vote on your behalf.

Will my shares be voted if I do not vote over the Internet, vote by telephone, sign and return my proxy card, or vote in person at the annual meeting?
If you are a stockholder of record, meaning that your shares are registered in your name, and you do not vote over the Internet, by telephone, by signing and returning your proxy card, or by voting in person at the annual meeting, then your shares will not be voted and will not count in deciding the matters presented for consideration in this proxy statement.
If your shares are held in "street name" through a broker, bank or other nominee and you do not vote your shares, your broker, bank or other nominee may vote your shares on your behalf under certain circumstances.

•
On "routine" matters, including the ratification of the appointment of the independent registered public accounting firm described in this proxy statement, brokerage firms have authority under NYSE rules to vote their customers' shares if their customers do not provide voting instructions. When a brokerage firm votes its customers' shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the annual meeting and in determining the number of shares voted for or against the routine matter.

•
On "non-routine" matters, including the election of directors, the "say on pay" advisory vote and the "say when on pay" advisory vote described in this proxy statement, if the brokerage firm has not received instructions from the stockholder, the brokerage firm cannot vote the shares on that proposal. Accordingly, it is particularly important that you provide voting instructions to your brokerage firm, so that your shares may be voted with respect to these items.

•
When a brokerage firm does not have the authority to vote its customers' shares or does not exercise its authority, these are referred to as "broker non-votes." Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the annual meeting.
How many votes do you need to hold the annual meeting?
In order for us to conduct the annual meeting, we must have a quorum. A quorum consists of the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. Your shares will be counted as present at the annual meeting if you:

•	vote over the Internet or by telephone,

•	properly submit a proxy card (even if you do not provide voting instructions) or

•	attend the annual meeting and vote in person.

Will my vote make a difference?
Yes. Because we are a widely held REIT with more than 110,000 stockholders of record, your vote is VERY IMPORTANT. Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
Who pays the cost of this proxy solicitation?
We will pay all the costs of soliciting these proxies. We have contracted with Georgeson, Inc., d/b/a Computershare Fund Services ("CFS"), to assist us in the distribution of proxy materials and the solicitation of proxies. We expect to pay CFS fees of approximately $69,000 to solicit proxies plus other fees and expenses for other services related to this proxy solicitation, which include review of proxy materials; dissemination of brokers' search cards; distribution of proxy materials; operating online and telephone voting systems; and receipt of executed proxies. We also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our officers and employees may also solicit proxies, but they will not be specifically compensated for these services.
Is this proxy statement the only way that proxies are being solicited?
No. In addition to mailing this proxy solicitation material, employees of CFS, our employees, and our officers also may solicit proxies in person, via the Internet, by telephone, or by any other electronic means of communication or by other means of communication we deem appropriate.
If I share my residence with another stockholder, how many copies of the Notice of Internet Availability of Proxy Materials or of the printed proxy materials will I receive?
In accordance with SEC rules, we are sending only a single Notice of Internet Availability of Proxy Materials or set of the printed proxy materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice, known as "householding," reduces the volume of duplicate information received at your household and helps us reduce costs.
Each stockholder subject to householding that receives printed proxy materials will continue to receive a separate proxy card or voting instruction card. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of these documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to the following address: Columbia Property Trust Shareholder Services, c/o DST Systems, Inc., P.O. Box 219453, Kansas City, MO 64121-9453, or call 1-855-347-0042. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.
What if I consent to have one set of materials mailed now but change my mind later?
You may withdraw your householding consent at any time by contacting our Shareholder Services department at the address and telephone number provided above. We will begin sending separate copies of stockholder communications to you within 30 days of receipt of your instruction.
The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?
When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting our Shareholder Services department at the address and telephone number provided above.

If I plan to attend the annual meeting in person, should I notify anyone?
While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you indicate your plans to attend the annual meeting when you vote by Internet or telephone or mark the appropriate box on the proxy card to let us know how many stockholders will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.
How can I obtain a copy of the 2013 Annual Report and the Annual Report on Form 10-K for the year ended December 31, 2013?
You may access, read and print copies of the proxy materials for this year's annual meeting, including our proxy statement, form of proxy card, and annual report to stockholders, at the following Web address: www.columbiapropertytrust.com/proxy.
We file annual, quarterly, and current reports; proxy statements; and other information with the SEC. You may read and copy any reports, statements, or other information we file with the SEC on the Web site maintained by the SEC at www.sec.gov. At the written request of any stockholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by following the instructions on the Notice of Internet Availability of Proxy Materials or by mailing a written request to: Corporate Secretary, One Glenlake Parkway, Suite 1200, Atlanta, Georgia 30328.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting. We will publish the final results in a current report on Form 8-K filed with the SEC within four business days of the annual meeting.

MANAGEMENT OF OUR COMPANY
Board of Directors
Our Board of Directors has oversight responsibility for our operations and makes all major decisions concerning our business. We currently have nine directors. The term of each of our directors expires at the annual meeting. All of our directors have been nominated for reelection to serve one year terms that will expire at the 2015 annual meeting and until their successors are elected and qualified. See "Proposal 1 -- Election of Directors" on page 49.
Biographical information about our nominees for director and the experience, qualifications, attributes and skills considered by our Nominating and Corporate Governance Committee and the Board of Directors in determining that the nominee should serve as a director appears below. For additional information about how we identify and evaluate nominees for director, see "Corporate Governance − Selection of Director Nominees."

Name	Position(s)	Age	Year First Became a Director
E. Nelson Mills	President, Chief Executive Officer and Director	53	2007
John L. Dixon	Chairman of the Board and Director*	71	2008
Charles R. Brown	Director*	75	2003
Richard W. Carpenter	Director*	77	2003
Bud Carter	Director*	75	2003
Murray J. McCabe	Director*	46	2013
George W. Sands	Director*	69	2010
Neil H. Strickland	Director*	78	2003
Thomas G. Wattles	Director*	62	2013
*Indicates status as an independent Director.
Murray J. McCabe and Thomas G. Wattles were first appointed to the Board of Directors in August 2013. They were recommended as candidates for director by an outside third party. The other seven directors have served since our last annual meeting.
E. Nelson Mills was appointed our President in July 2010 and our Chief Executive Officer in February 2013 and has served as one of our directors since April 2007. Mr. Mills is responsible for the Company's overall strategy, capital transactions, operations, and performance of its portfolio of investments. Since 2010, he has led the Company in the establishment of an internal management team, a substantial repositioning of the portfolio, enhanced and expanded access to more efficient capital resources, and the development of a comprehensive strategic plan and growth strategy for the future.
Mr. Mills has 27 years of experience in the real estate investment and financial services industries. Prior to joining the Company in 2010, he served for five years (2005 to 2009) as the President and Chief Operating Officer of Williams Realty Advisors, LLC, the manager and advisor to a series of real estate investment funds serving both institutional and individual investors. In this role, he was responsible for the firm's investment and financial strategy and oversaw the design, formation, investment, and operations of several substantial funds, across multiple asset classes. Previously, Mr. Mills served as Chief Financial Officer with Lend Lease Real Estate Investments (US), Inc., one of the world's largest institutional investment managers specializing in the acquisition and management of commercial real estate. He began his career in the financial industry as a partner with KPMG LLP, specializing in tax and transaction advisory services for the real estate industry.
From February 2006 to February 2013, Mr. Mills served as a director of Wells Timberland REIT, Inc. (now CatchMark Timber Trust, Inc.), a public REIT investing in timberlands.
Mr. Mills received a B.S. degree in Business Administration from the University of Tennessee and an M.B.A. degree from the University of Georgia.
Among the most important factors that led to the Board of Directors' recommendation that Mr. Mills serve as our director are Mr. Mills' integrity, judgment, leadership, accounting and financial management expertise, commercial real estate expertise, familiarity with our Company and public company director experience.

John L. Dixon is the non-executive Chairman of the Board, and is one of our independent directors. Mr. Dixon was appointed Chairman of the Board on December 31, 2012. He retired from full-time employment in June 2008, following an interim position with LPL Financial that he assumed upon his retirement from Pacific Life in June 2007 to assist in the transition of Pacific Life firms acquired by LPL Financial.
Mr. Dixon has over 40 years of experience in the financial services industry and spent the majority of his professional career serving in various executive roles for broker-dealer companies controlled or wholly owned by Pacific Life. During his 23-year tenure with Pacific Life, Mr. Dixon held numerous positions, including President and Director of Pacific Select Group, LLC, at the time of his retirement and, earlier, Chairman and Chief Executive Officer of Mutual Service Corporation; Director of Waterstone Financial Group; Director of United Planners Financial Services; Director of Associated Financial Group, Inc.; and Manager of M.L. Stern & Co. LLC. Mr. Dixon's affiliation with Pacific Life began in 1984 as Vice President, Financial Planning with Lowry Financial Service Corporation, which became a wholly owned subsidiary of Pacific Life.
During his financial services career, Mr. Dixon participated in leadership capacities with several national service and not-for-profit organizations. He served for six years as an Adjunct Faculty Member of the College for Financial Planning and for seven years on the Board of Directors of the International Association for Financial Planning, a national membership association. From 1986 to 2004, Mr. Dixon served as a Trustee of the National Endowment for Financial Education, where he was a member of the Investment Committee and the Executive Committee and served as Chairman of the Board of Trustees. He was a founding director of the Financial Planning Association and previously served two terms as a director with the Institute of Certified Financial Planners, from 1976 to 1977 and from 2001 to 2003.
Mr. Dixon also served in various volunteer capacities with financial industry regulators, including a three-year term on the District 7 Business Conduct Committee of the Financial Industry Regulatory Authority (FINRA), formerly known as the National Association of Securities Dealers. He also served several years each on FINRA's Investment Company, Insurance-Affiliated Broker Dealer, and Membership Committees. Mr. Dixon also served on the Industry/Regulatory Council on Continuing Education for four years, including serving on its Executive Committee for two years and as Chairman of the Council for one year. Mr. Dixon is an active member of the National Association of Corporate Directors (NACD) and is qualified as a NACD Board Leadership Fellow.
Mr. Dixon received a four-year Certificate of Christian Education from Prairie Bible Institute in Alberta, Canada. He is a graduate of The American College where he earned M.S. degrees in Financial Services and Management. He also met the qualifications for the Certified Financial Planner (CFP), Chartered Financial Consultant (ChFC), and Chartered Life Underwriter (CLU) professional designations.
Among the most important factors that led to the Board of Directors' recommendation that Mr. Dixon serve as our Chairman of the Board are Mr. Dixon's integrity, judgment, leadership, knowledge of the securities brokerage industry, familiarity with our Company and independence from our management.
Charles R. Brown is one of our independent directors. He has been involved in real estate activities for over 40 years. Mr. Brown is Chairman of CRB Realty Associates, a private real estate consulting firm. He was involved in the planning and development of Atlantic Station, a redevelopment project of the former steel mill of Atlantic Steel in Atlanta, Georgia, and previously served as president and vice chairman of Atlantic Station, LLC from 1997 to 2003. He also has represented one of the partnerships developing an office building constituting part of the Atlantic Station project.
From 1976 to 1997, Mr. Brown was President of Technology Park/Atlanta, Inc., where he was instrumental in developing Technology Park/Atlanta, a 600-acre office park north of Atlanta in Peachtree Corners that was selected for the Governor's Award for its contribution to community economic development. During this time, Mr. Brown also developed John's Creek, a 1,800-acre mixed-use development north of Atlanta, and Lenox Park, a 125-acre mixed-use property in Atlanta. From 1971 to 1976, he served as Director of Marketing and Project Manager for Atlanta Center, one of the South's largest multi-use complexes. Atlanta Center is a two-million square-foot project in the central business district of Atlanta and includes a Hilton Hotel, a bank, and office and retail establishments.
Mr. Brown is a past President of the Georgia Tech Foundation, past Chairman of the Gwinnett County Chamber of Commerce and the Georgia Chamber of Commerce, and past Vice Chairman of the Georgia Governor's Development Council. He also served on the Board of Directors of the Georgia Department of Technical and Adult Education.
Mr. Brown is a graduate of the Georgia Institute of Technology, where he received a B.S. degree in Building Construction from the College of Architecture.

Among the most important factors that led to the Board of Directors' recommendation that Mr. Brown serve as our director are Mr. Brown's integrity, judgment, leadership skills, extensive commercial real estate expertise, familiarity with our Company, public company director experience and independence from management.
Richard W. Carpenter is one of our independent directors. Mr. Carpenter is a managing partner of Carpenter Properties, L.P., a real estate limited partnership, and Chairman of the Board and a member of the Executive Committee and Audit Committee of MidCountry Financial Corp. He retired as President and director of Commonwealth Oil Refining Company, Inc. and Realmark Holdings in 2001.
Mr. Carpenter previously served as General Vice President of Real Estate Finance of The Citizens and Southern National Bank from 1975 to 1979, during which time his duties included the establishment and supervision of the United Kingdom Pension Fund, U.K.-American Properties, Inc., which was established primarily for investment in commercial real estate within the United States. Mr. Carpenter formerly served as Vice Chairman of the Board of Directors of both First Liberty Financial Corp. and Liberty Savings Bank, F.S.B., and as Chairman of the Audit Committee of First Liberty Financial Corp. He has been a member of the National Association of Real Estate Investment Trusts and formerly served as President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT that invested in commercial properties. Mr. Carpenter is a past Chairman of the Executive Committee of the American Bankers Association Housing and Real Estate Finance Division.
Mr. Carpenter holds a B.S. degree from Florida State University, where he was named the outstanding alumnus of the School of Business in 1973.
Among the most important factors that led to the Board of Directors' recommendation that Mr. Carpenter serve as our director are Mr. Carpenter's integrity, judgment, leadership skills, extensive banking expertise, extensive commercial real estate expertise, public company director experience, familiarity with our Company and independence from management.
Bud Carter is one of our independent directors. From 1981 until 1989, Mr. Carter was an owner and General Manager of Transitions, Inc., a corporate outplacement company in Atlanta, Georgia. From 1975 to 1980, Mr. Carter served as General Manager of WTAZ-FM, a radio station in Peoria, Illinois, and as Publisher and Editor of The Peoria Press, a weekly business and political journal. Earlier, Mr. Carter served for more than 20 years as an award-winning broadcast news director and anchorman for several radio and television stations in the Midwest.
Mr. Carter was recruited in 1987 to be the initial Atlanta Chairman of Vistage International, a worldwide organization established to provide a "think tank" like forum for company presidents and CEOs to share ideas on ways to improve the management and profitability of their businesses. Vistage International operates in major cities throughout the United States, Australia, Brazil, China, France, Germany, Italy, Japan, Malaysia, Mexico and the United Kingdom. Worldwide, the organization has more than 17,000 company president and CEO members. Mr. Carter continues to serve as the Senior Chairman in Atlanta and to meet with non-competing CEOs, presidents and key executives, who discuss how to improve their businesses.
Mr. Carter serves on the Board of Directors of the Kennesaw State Coles College of Business, the Reporter Newspaper Chain, and the Rockbridge Commercial Bank, all in Georgia. He has previously served on the boards of Creative Storage Systems, Inc., the DiversiTech Corporation, WaveBase 9 LLC, the Wells Dow Jones Wilshire US REIT Index Fund, and the Wells Dow Jones Wilshire Global RESI Index Fund. He is a graduate of the University of Missouri, where he earned degrees in Liberal Arts and Journalism.
Among the most important factors that led to the Board of Directors' recommendation that Mr. Carter serve as our director are Mr. Carter's integrity, judgment, leadership, broad experience in working with CEOs and other business leaders, familiarity with our Company, public company director experience and independence from management.
Murray J. McCabe is one of our independent directors. Mr. McCabe is a Managing Partner at Blum Capital Partners, L.P., an investment firm, where he serves as a member of the Management Committee. His responsibilities include overseeing and managing Blum Capital's global real estate-related investment initiatives, focusing on distressed debt, opportunistic equity investments, and structured investments in public securities.

Prior to joining Blum Capital in September 2012, Mr. McCabe worked at JPMorgan Chase & Co. from 1992 through August 2012. During his 20-year tenure at JPMorgan, Mr. McCabe held several positions in the Investment Banking Division, including Managing Director and Co-Head of Real Estate and Lodging Investment Banking, North America, from March 2007 to March 2008, and Global Head of Real Estate and Lodging Investment Banking, from March 2008 through his departure in August 2012. In addition, Mr. McCabe served as a member of JPMorgan's Mergers and Acquisitions Fairness Opinion Committee from 2001 to 2002, the Investment Banking Coverage Management Committee from 2010 through his departure in August 2012, and on the board of JPMorgan Real Estate Advisors during the same period.
Mr. McCabe is a member of the advisory board for the Fisher Center for Real Estate and Urban Economics at the University of California at Berkeley and an executive council member of the Real Estate Finance and Investment Center, and he serves on the REIT Investment Funds advisory board for the McCombs School of Business at the University of Texas, Austin. He has served as a director of RREEF Property Trust, Inc., a public company organized to invest in a diversified portfolio of commercial real estate, since November 2012, and as their lead director since March 2013.
Mr. McCabe holds a B.A. in Finance from the University of Texas at Austin.
Among the most important factors that led to the Board of Directors' recommendation that Mr. McCabe serve as our director are Mr. McCabe's integrity, judgment, leadership, knowledge of publicly traded real estate companies and capital markets, public company director experience and independence from our management.
George W. Sands is one of our independent directors. Mr. Sands retired in 2006 after a 36-year career with KPMG LLP and its predecessor firms, Peat Marwick Mitchell and Peat Marwick Main.
Upon his retirement, Mr. Sands was the Southeast Area Managing Partner for KPMG's Audit and Advisory Practice, a position he had held since 1998. He served in several other key positions with KPMG during his career, including as Southeast Area Managing Partner of Manufacturing, Retailing and Distribution; Atlanta Office Managing Partner; and Securities and Exchange Reviewing Partner. He was a member of KPMG's National Audit Leadership Team and a Trustee on the KPMG Foundation Board of Directors. Mr. Sands served as the audit engagement partner or client service partner for a wide variety of clients, including multi-national companies such as The Home Depot, AGCO Corporation, Mohawk Industries, Mirant Corporation, and John Portman & Associates. Prior to joining KPMG LLP in 1970, Mr. Sands served as an officer in the United States Army, including a tour of duty in the Republic of South Vietnam.
Mr. Sands currently serves on the Advisory Board of The Atlanta Alliance on Developmental Disabilities. From April 2010 until March 2013, he served as a director of Wells Timberland REIT, Inc. (now CatchMark Timber Trust, Inc.), a public REIT investing in timberlands. Other past board involvement includes the Boards of Directors of The Atlanta Convention and Visitors Bureau, the Metro Atlanta Chamber of Commerce, and the Georgia Chamber of Commerce. He also has been a member of the School of Accounting Advisory Council at the University of Georgia.
Mr. Sands received a B.B.A. degree from the University of Georgia. He is a retired Certified Public Accountant in the State of Georgia.
Among the most important factors that led to the Board of Directors' recommendation that Mr. Sands serve as our director are Mr. Sands' integrity, judgment, leadership, significant knowledge of public accounting, audit and financial management experience and independence from management.
Neil H. Strickland is one of our independent directors. Mr. Strickland is the Senior Operations Executive of Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers which he founded in 1967, where he devotes most of his time to long-term planning, policy development, and senior administration.
Previously, Mr. Strickland served as President of Superior Insurance Service, Inc., a property and casualty wholesale general insurance agency that he and a nonactive partner started in 1964. Mr. Strickland was responsible for the underwriting and all other operations of Superior Insurance Service until selling his interest in the agency in 1967. From 1961 to 1964, Mr. Strickland served as Branch Manager of Wolverine Insurance Company, a full-service property and casualty service company, where he had full responsibility for underwriting of insurance and office administration in the State of Georgia. From 1957 to 1961, Mr. Strickland served as Assistant Supervisor of the Casualty Large Lines Retrospective Rating Department. Earlier, he was employed by Loyalty Group Insurance (which subsequently merged with America Fore Loyalty Group and is now known as The Continental Group) as an automobile insurance underwriter.

From 1998 to 2010, Mr. Strickland served as an independent trustee of the Wells Family of Real Estate Funds. He is a Director of First Covenant Bank and a past director of First Capital Bank, both community banks in Georgia, and, from November 2004 to November 2005, he served as a director of CNB Holdings, Inc., a publicly traded bank also located in Georgia. He is a past Vice President and President of the Georgia Surplus Lines Association and also served as President and a director of the National Association of Professional Surplus Lines Offices.
Mr. Strickland attended Georgia State University, where he majored in business administration. He received his L.L.B. degree from Atlanta Law School.
Among the most important factors that led to the Board of Directors' recommendation that Mr. Strickland serve as our director are Mr. Strickland's integrity, judgment, leadership, insurance industry expertise, public company director experience, familiarity with our Company and independence from management.
Thomas G. Wattles is one of our independent directors. Mr. Wattles is a co-founder of DCT Industrial Trust Inc., a publicly traded industrial property REIT, and has served as its Executive Chairman since 2003. Mr. Wattles also served as Chief Investment Officer of DCT Industrial Trust from 2003 to 2005.
Mr. Wattles was a principal of both Dividend Capital Group LLC and Black Creek Group, LLC, each a real estate investment firm, from 2003 until 2008. From 1997 to 1998, Mr. Wattles served as Chairman of ProLogis, and previously served as its Co-Chairman and Chief Investment Officer from November 1993 to March 1997. From January 1991 to December 2002, Mr. Wattles was a Managing Director of Security Capital Group Inc., for which he also served in various capacities, including as Chief Investment Officer as of 1997.
Mr. Wattles has also served as a director of Regency Centers Corporation, a publicly traded REIT, since 2001 and chairs its investment committee and also is a member of its audit committee. Mr. Wattles holds both a Bachelor's and an M.B.A. degree from Stanford University.
Among the most important factors that led to the Board of Directors' recommendation that Mr. Wattles serve as our director are Mr. Wattles' integrity, judgment, leadership, knowledge of the commercial real estate industry, public company director experience and independence from our management.
Executive Officers
We currently have three executive officers.

Name	Position(s)	Age
E. Nelson Mills	President, Chief Executive Officer and Director	53
James A. Fleming	Executive Vice President & Chief Financial Officer	55
Wendy W. Gill	Senior Vice President, Corporate Operations and Chief Accounting Officer	39
For biographical information about E. Nelson Mills, see "Board of Directors" above.
James A. Fleming is our Executive Vice President and Chief Financial Officer. He joined the Company in August 2013. Mr. Fleming oversees the finance, treasury, investor relations, and financial reporting divisions of the Company. He is responsible for managing all debt capital market activities, maintaining relationships with rating agencies and financial institutions, and contributes to the strategic positioning of the company's acquisitions, finance, and disposition plans. Mr. Fleming has over 30 years of experience in commercial real estate. Prior to joining the Company in 2013, he served from January 2011 until 2013 as Executive Vice President and Chief Financial Officer for Schottenstein Property Group, a national shopping center owner-operator. From 2004 to 2010, Mr. Fleming served as Executive Vice President and Chief Financial Officer for Cousins Properties, Inc., a public real estate investment trust. Earlier at Cousins, he held the roles of Senior Vice President, General Counsel, and Secretary. Prior to joining Cousins, Mr. Fleming was a partner in the Atlanta law firm of Fleming & Ray (now Ray & Sherman) and, before that, a managing partner at Long, Aldridge & Norman (now McKenna Long & Aldridge). Mr. Fleming's practice at both firms focused on the real estate industry.
Mr. Fleming currently serves on the Board of Directors of Carmike Cinemas, Inc., a publicly traded company, and one of the nation's largest motion picture exhibitors.
Mr. Fleming earned a B.E.E. degree from Auburn University and a J.D. degree from the University of Virginia.

Wendy W. Gill is our Senior Vice President - Corporate Operations and Chief Accounting Officer. Ms. Gill provides oversight for corporate operations and financial reporting to ensure optimization and compliance for core policies and initiatives for the Company. Ms. Gill oversees the day-to-day accounting functions at the portfolio and individual property levels, as well as reporting to the SEC, the Board of Directors, and other corporate governance forums for the Company. She also oversees the Company's Human Resources, IT, and Communications functions and serves as Treasurer and Principal Accounting Officer. In addition, during early 2013, Ms. Gill served as our interim Principal Financial Officer.
Ms. Gill has over 17 years of experience in the accounting and finance industries. Previously, Ms. Gill served with Wells Real Estate Funds for 11 years, first as Accounting Vice President and later, upon her appointment in 2007, as Chief Accounting Officer. Prior to joining Wells Real Estate Funds, she served with Arthur Andersen in the firm's Atlanta, Georgia, and Washington, D.C., offices, working with various publicly traded and privately held companies, with a focus on the real estate and hospitality services industries.
Ms. Gill earned a B.S. degree in Accounting from the University of Delaware. She holds the Certified Public Accountant designation from the Maryland State Board of Public Accountancy and is a member of the Georgia Society of Certified Public Accountants.

CORPORATE GOVERNANCE
Director Independence
Our Corporate Governance Guidelines and NYSE listing standards require us to have a majority of independent directors. NYSE listing standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with us either directly or as a partner, stockholder, or officer of an organization that has a relationship with us. In April 2014, the Board of Directors reviewed and analyzed the independence of each director. During this review, the Board of Directors examined whether there were any transactions or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships. The Board of Directors also considered the enhanced independence requirements of the NYSE listing standards applicable to members of the Compensation Committee and the enhanced independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, applicable to members of the Audit Committee.
As a result of this review, the Board of Directors affirmatively determined that eight of our nine directors are independent in accordance with NYSE listing standards: Charles R. Brown, Richard W. Carpenter, Bud Carter, John L. Dixon, Murray J. McCabe, George W. Sands, Neil H. Strickland and Thomas G. Wattles. Nelson Mills is not considered independent because he is an executive officer of the Company.
The Board of Directors further determined that all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent. All members of the Operations Committee are also independent.
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board has the responsibility to fill the leadership positions of the Chairman of the Board and president as it deems best for the Company, and that the role of Chairman and that of President should be separate. Our Corporate Governance Guidelines also provide that the Chairman shall be an independent director.Therefore, the positions of Chairman of the Board and President and Chief Executive Officer are held by separate persons.
Our Board has selected Mr. Dixon, an independent director, as Chairman of the Board. Mr. Dixon has served as Chairman of the Board of Directors since December 31, 2012. Prior to his appointment as Chairman of the Board, Mr. Dixon served as an independent director since 2008. Our President and Chief Executive Officer is Mr. Mills.
The Board believes that the current structure of separating the roles of Chairman and Chief Executive Officer is appropriate and effective for our Company. The Board believes that there are advantages to having an independent Chairman of the Board, including:

•	communications and relations between the Board, the president and chief executive officer, and other senior leadership;

•	assisting the Board in reaching consensus on particular strategies and policies;

•	facilitating robust evaluation processes for senior leadership, the Board, and the chief executive officer.
The Board also believes that the current leadership structure helps to ensure that the appropriate level of oversight, independence and responsibility is applied to all Board decisions, including risk oversight.
The duties of the independent Chairman of the Board include:

•	chairing meetings of the Board of Directors and executive sessions of the independent directors;

•	facilitating discussion outside Board meetings among the independent directors on key issues and concerns;

•	serving as non-executive conduit to the chief executive officer of views, concerns and issues of the directors;

•	interacting with external stakeholders, outside advisors and employees at the discretion of the Board; and

•	supporting proper flow of information to the Board to ensure the opportunity for effective preparation and discussion of business under consideration.

The Chairman serves as an information resource for the independent directors and acts as a liaison between directors, committee chairs and management.
Executive Sessions of Independent Directors
Our independent directors hold executive sessions without management present as frequently as they deem appropriate, typically at the time of each regular board meeting. The independent Chairman of the Board chairs the executive sessions and, after the session, acts as a liaison between the independent directors and the Chief Executive Officer.
Committees of the Board of Directors
Our Board has the following committees: Audit Committee, Compensation Committee, Executive Committee, Nominating and Corporate Governance Committee, and Operations Committee. During 2013, our Board also had a Conflicts Committee. Information regarding each of the committees is set forth below.
Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics
The charters of each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and our Corporate Governance Guidelines may be accessed on our website at www.columbiapropertytrust.com by clicking on the Investor Relations link, followed by the Corporate Governance link. These documents are available in print upon request from our Corporate Secretary.
We have a commitment to conduct our business in accordance with the highest ethical principles. Our Code of Business Conduct and Ethics applies to our employees, officers and directors. A copy of our Code of Business Conduct and Ethics may be accessed on our website at www.columbiapropertytrust.com by clicking on the Investor Relations link, followed by the Corporate Governance link. It is also available in print upon request from our Corporate Secretary.
The Audit Committee
The members of the Audit Committee are George W. Sands (Chairman), Charles R. Brown, Neil H. Strickland and Thomas G. Wattles. All of the members of the Audit Committee are "independent" as defined by the NYSE. The Board of Directors has determined that each of the members are financially literate and that Mr. Sands satisfies the SEC's requirements for an audit committee financial expert. The Audit Committee held four meetings during 2013.
The Audit Committee's primary function is to assist our Board of Directors in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided to our stockholders and others, and on the our compliance with legal and regulatory requirements. The Audit Committee's responsibilities also include:

•	reviewing the qualifications, independence and performance, and approving the terms of engagement, of the independent auditor,

•	overseeing the internal audit function and preparing any reports required of the Audit Committee under the rules of the SEC, and

•	overseeing our compliance with applicable laws and regulations and for establishing procedures for the ethical conduct of our business.
The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter adopted by our Board of Directors, which was most recently amended in 2013.
The Compensation Committee
The members of our Compensation Committee are Neil H. Strickland (Chairman), John L. Dixon, Murray J. McCabe and George W. Sands. All of the members of the Compensation Committee are "independent" as defined by the NYSE. The Compensation Committee held 15 meetings during 2013.
The Compensation Committee has the responsibility and authority to supervise and review our affairs as they relate to the compensation and benefits of our executive officers and directors. In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer and director compensation for consistency with our compensation philosophy, as in effect from time to time, and for alignment with the interests of our stockholders. The primary responsibilities of our Compensation Committee are to:

•	review and approve corporate goals and objectives relevant to compensation of the chief executive officer,

•	conduct an annual review and evaluation of the performance of the chief executive officer in light of those goals and objectives, and

•	determine the compensation level of the chief executive officer based on such evaluation.
The Compensation Committee also reviews and approves corporate goals and objectives and approves all compensation for the other executive officers, and approves grants of equity awards to all executive officers and directors under the Company's equity compensation plans. In addition, the Compensation Committee will review the compensation and benefits of the members of the Board of Directors annually and, when it deems appropriate, recommend to the Board of Directors changes in such compensation and benefits. The Compensation Committee also produces an annual report on executive compensation for inclusion in our proxy statement after reviewing our compensation discussion and analysis.
The Compensation Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Compensation Committee Charter adopted by our Board of Directors in 2013.
Compensation Committee Interlocks and Insider Participation
During 2013, Neil H. Strickland, John L. Dixon, Murray J. McCabe and George W. Sands served as members of the Compensation Committee. Mr. McCabe was appointed to the Compensation Committee on November 4, 2013. During 2013:

•	none of our executive officers was a director of another entity where one of that entity's executive officers served on the Compensation Committee,

•	no member of the Compensation Committee was during the year or formerly an officer or employee of the Company or any of its subsidiaries,

•	no member of the Compensation Committee entered into any transaction with our Company in which the amount involved exceeded $120,000,

•	none of our executive officers served on the compensation committee of any entity where one of that entity's executive officers served on the Compensation Committee, and

•	none of our executive officers served on the compensation committee of another entity where one of that entity's executive officers served as a director on our Board of Directors.
The Executive Committee
The members of the Executive Committee are John L. Dixon (Chairman), Richard W. Carpenter and E. Nelson Mills. The Executive Committee held one meeting in 2013.
We have not adopted a formal charter for the Executive Committee. In the future our Board of Directors may delegate specific responsibilities to the Executive Committee or authorize the Executive Committee to take certain actions on behalf of the Board when Board approval is needed between regularly scheduled meetings. We also expect management to discuss certain proposed matters with the Executive Committee to determine whether the matter would be appropriate to take before the full Board of Directors.
The Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are John L. Dixon (Chairman), Richard W. Carpenter, Neil H. Strickland and Bud Carter. All members of the Nominating and Corporate Governance Committee are "independent" as defined by the NYSE. The Nominating and Corporate Governance Committee held 9 meetings during 2013.
The primary responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to serve on the Board of Directors, consistent with criteria approved by the Board of Directors,

•	selecting, or recommending that the Board of Directors select, a slate of director nominees for election by the stockholders at the annual meeting,

•
developing and recommending to the Board of Directors a set of corporate governance policies and principles and periodically reevaluating such policies and guidelines for the purpose of suggesting amendments to them if appropriate, and

•	overseeing an annual evaluation of the Board of Directors and each of its committees.

•	making recommendations to the Board of Directors as to the appointment of chairpersons and member of Board committees.
The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter adopted by our Board of Directors in 2013.
The Operations Committee
The members of the Operations Committee are Richard W. Carpenter (Chairman), Charles R. Brown, Bud Carter, Murray J. McCabe, Thomas G. Wattles and John L. Dixon. The Operations Committee held 12 meetings in 2013.
Although we have not adopted a formal charter, the Operations Committee has the authority to approve (i) all acquisitions or dispositions up to a purchase or sale price of $250 million, (ii) all borrowings; and (iii) all unbudgeted capital expenses. With respect to unbudgeted capital expenses, management also has the power to approve any such expense of up to a certain designated amount.
The Conflicts Committee
The members of our Conflicts Committee during 2013 were John L. Dixon (Chairman), Charles R. Brown, Richard W. Carpenter, Bud Carter, Neil H. Strickland, George W. Sands and E. Nelson Mills. The Conflicts Committee held one meeting in 2013, and was dissolved as of the end of 2013.
The primary function of the Conflicts Committee was to review and approve related-person transactions requiring disclosure under applicable securities rules. The Conflicts Committee had the responsibility for reviewing and approving or disapproving all interested transactions, meaning any transaction, arrangement or relationship in which (i) the amount involved may be expected to exceed $120,000 in any fiscal year, (ii) the Company will be a participant, and (iii) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for election as director, or a greater than 5% beneficial owner of our common stock, or an immediate family member of the foregoing. The Conflicts Committee reviewed and approved all related-person transactions prior to the time that we became a self-managed company, including all of the transactions described under "Related Party Transactions," beginning on page 45. Effective January 1, 2014, the responsibility for reviewing and approving related-person transactions has been delegated by our Board to the Audit Committee.
Meetings of Directors and Attendance at the Annual Meeting
During 2013, the Board held 12 meetings. All of the directors attended at least 90% of all of the meetings of the Board and the committees on which they served. We expect that all directors serving at the time of the Annual Meeting of Stockholders are expected to attend the meeting in the absence of a compelling reason. At the annual meeting held in 2013, all but one of the directors then serving attended the meeting.
Board's Role in Risk Oversight
We are exposed to a wide variety of risks in our business activities, including market, strategic, operational, financial, legal, competitive and regulatory risks. Our Board of Directors is responsible for oversight of risks facing our Company, while our management is responsible for day-to-day management of risk. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board receives updates in the ordinary course from management and outside advisors regarding risks we face, including litigation and various operating risks. The risk oversight function is also administered through the standing committees of our Board of Directors, which oversee risks inherent in their respective areas of responsibility, reporting to our Board regularly and involving our Board as necessary. Our Board committees oversee certain aspects of risk management as follows:

•
The Audit Committee assists the Board in the oversight of our risk management process. Periodically throughout the year, management reports to the Audit Committee regarding risk management. The nature and content of those reports are responsive to the requests of the Audit Committee. The Audit Committee reviews and discusses with management and the independent auditor our major financial risk exposures and any significant non-financial risk exposures, and related policies and practices to assess and control such exposures, including our risk assessment and risk management policies. The Audit Committee also reviews the role of the Board in the oversight of our Company's risks. At least once annually a formal enterprise risk management report is presented by management to the full Board of Directors.

•
The Compensation Committee is responsible for overseeing our overall compensation practices, policies and programs and assessing the risks associated with such practices, policies and programs, including risks related to the executive officer compensation programs such as those that are attendant to incentive-driven compensation plans.

•
The Nominating and Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and our corporate governance, including evaluating and considering evolving corporate governance best practices.

•	The Operations Committee assists the Board in the oversight of our portfolio, including risks related to market concentration, asset selection, and tenant diversification.
The Board and its relevant committees review with management the risk management practices for which they have oversight responsibility. Further, we believe that our current leadership structure, including that of having an independent chairman, enhances the Board's ability to oversee risk.
Majority Voting Policy
The Board has adopted a majority voting policy that is set forth in our Corporate Governance Guidelines. In order to enhance the power of our stockholders to influence the composition of the Board, as a condition to nomination, each director irrevocably agrees to offer to resign if at a meeting of the stockholders relating to an uncontested election for a director's seat on the Board at which a quorum is present, the director receives a greater number of votes "withheld" than votes "for" such election. The Board shall not nominate or elect any candidate for a seat on the Board unless such candidate agrees to offer to resign as provided in the Guidelines.
When a director offers to resign in accordance with the agreement, the Nominating and Corporate Governance Committee shall consider the offer of resignation and shall act on the offer within 90 days following certification of the stockholder vote. Any member of the Nominating and Corporate Governance Committee who offers to resign shall not participate in any Nominating and Corporate Governance Committee action regarding whether to accept his or her offer of resignation. Furthermore, a director who offers to resign shall not participate in any Nominating and Corporate Governance Committee action regarding whether to accept any other director's resignation unless the number of participating directors would be two or fewer, in which case such director may participate in Nominating and Corporate Governance Committee action relating to resignations other than his or her own.
If the Nominating and Corporate Governance Committee rejects an offer of resignation or fails to act within the required 90-day period, it shall promptly disclose the reasons for rejecting the offer of resignation or failing to act on the offer in a Form 8-K. If the Nominating and Corporate Governance Committee accepts a director's offer of resignation, the resignation is effective upon acceptance.
The offer of resignation may also be accepted at a stockholder meeting duly called for the express purpose of accepting such resignation and electing a successor to fill the vacancy created thereby. Unless previously accepted by the Nominating and Corporate Governance Committee, the resignation will be effective immediately prior to the stockholders' election of a successor at such meeting. If no successor is elected and qualified at such meeting, then the resignation will not have been accepted and will not have become effective at such meeting.
An offer of resignation shall expire as to the Nominating and Corporate Governance Committee's ability to accept it upon the earlier of (i) the Nominating and Corporate Governance Committee's rejection of such offer or (ii) on the 91st day following the certification of the relevant stockholder vote. An offer of resignation shall expire as to the stockholders' ability to accept it after the next stockholder meeting at which a quorum is present and (i) the director receives more "for" votes than "withheld" votes if the election is uncontested or (ii) the Director receives a plurality of votes cast if the election is contested.

Selection of Director Nominees
Board Membership Criteria
The Nominating and Corporate Governance Committee annually reviews with the Board of Directors the appropriate experience, skills, and characteristics required of Board members in the context of the then-current membership of the Board. This assessment includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment, and skills such as an understanding of commercial real estate, capital markets, the securities brokerage industry, commercial banking, insurance, business leadership, accounting and financial management. No one person is likely to possess deep experience in all of these areas. Therefore, the Board of Directors and the Nominating and Corporate Governance Committee have sought a diverse Board of Directors whose members collectively possess these skills and experiences.
Other considerations include the candidate's independence from conflict with us and the ability of the candidate to attend Board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by the Board of Directors shall be individuals who possess a reputation and hold (or have held) positions or affiliations befitting a director of a large publicly held company and are (or have been) actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional, or academic community.
As detailed in the director biographies, the Board of Directors and the Nominating and Corporate Governance Committee believe that the slate of directors recommended for election at the annual meeting possess these diverse skills and experiences.
Selection of Directors
The Board of Directors is responsible for selecting its own nominees and recommending them for election by the stockholders. The Board delegates the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of the Board. It then recommends director nominees who are voted on by the full Board of Directors. All director nominees then stand for election by the stockholders annually.
In recommending director nominees to the Board of Directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors, industry contacts, and management. The Nominating and Corporate Governance Committee may engage the services of a search firm to assist in identifying potential director nominees.
The Nominating and Corporate Governance Committee will consider recommendations made by stockholders for director candidates who meet the established director criteria set forth above. In evaluating the persons recommended as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.
Stockholders may directly nominate potential directors (without the recommendation of the Committee) by satisfying the procedural requirements for such nomination as provided in our Bylaws. See "Stockholder Proposals" for more information.
Communicating with the Board of Directors
Any stockholder or interested parties who wish to communicate directly with our Board of Directors, with our independent Chairman or with our non-management directors as a group may do so by writing to our Corporate Secretary at One Glenlake Parkway, Suite 1200, Atlanta, Georgia 30328.
We have established several means for stockholders to communicate concerns directly with the Board of Directors. If the concern relates to our financial statements, accounting practices, or internal controls, stockholders should submit the concern in writing to the Chairman of our Audit Committee in care of our Corporate Secretary at the address noted above. If the concern relates to our governance practices, business ethics, or corporate conduct, stockholders should submit the concern in writing to the Chairman of our Nominating and Corporate Governance Committee in care of our Corporate Secretary at the address noted above. If uncertain as to which category a concern relates, a stockholder may communicate the concern to any one of the independent directors in care of our Corporate Secretary at the address noted above.
Please specify to whom your letter should be directed. Once the communication is received and reviewed by the Corporate Secretary, it will be promptly forwarded to the addressee. Advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to our directors.

AUDIT MATTERS
Principal Accounting Firm Fees
During the years ended December 31, 2013, Deloitte & Touche LLP served as our independent registered public accounting firm and provided certain domestic and international tax and other services. Deloitte has served as our independent registered public accounting firm since 2008.
Our Audit Committee anticipates appointing Deloitte to audit our consolidated financial statements for the year ending December 31, 2014, and to prepare a report on the audit. We are asking our stockholders to ratify the anticipated appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2014. See "Proposal 2 -- Ratification of the Appointment of the Independent Registered Public Accounting Firm" on page 50.
The Audit Committee reviewed the audit and non-audit services performed by Deloitte, as well as the fees charged by Deloitte for such services. In its review of the non-audit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of Deloitte as our independent registered public accounting firm.
The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by our independent registered public accounting firm for the years ended December 31, 2013 and 2012, are set forth in the table below.

	2013	2012
Audit fees	$778,425	$734,675
Audit-related fees	—	—
Tax fees	158,400	137,500
All other fees	—	—
Total fees	$936,825	$872,175
For purposes of the preceding table, the independent registered public accounting firm fees are classified as follows:

•
Audit fees − These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the principal auditor in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, including reviews of our financial statements included in our registration statements, as amended. Audit fees are presented for the period to which the audit work relates.

•
Audit-related fees − These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.

•
Tax fees − These are fees for all professional services performed by professional staff in our independent auditor's tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state, and local issues. Services also may include assistance with federal, state, and local tax issues related to due diligence. Tax fees are presented for the period in which the services were provided.

•	All other fees − These are fees for any services not included in the above-described categories, including assistance with internal audit plans and risk assessments.
Preapproval Policies
The Audit Committee Charter imposes a duty on the Audit Committee to preapprove all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors' independence. Unless a type of service to be provided by the independent registered public accounting firm has received "general" preapproval, it will require "specific" preapproval by the Audit Committee.

All requests or applications for services to be provided by the independent registered public accounting firm which do not require specific preapproval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general preapproval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.
Requests or applications to provide services that require specific preapproval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Principal Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. The Chairman of the Audit Committee has been delegated the authority to specifically preapprove all services not covered by the general preapproval guidelines up to an amount not to exceed $75,000 per occurrence. Amounts requiring preapproval in excess of $75,000 per occurrence require specific preapproval by all members of the Audit Committee prior to engagement of our independent registered public accounting firm. All amounts specifically preapproved by the Chairman of the Audit Committee in accordance with this policy are to be disclosed to the full Audit Committee at the next regularly scheduled meeting.
All services rendered by Deloitte for the year ended December 31, 2013 were preapproved in accordance with the policies and procedures described above.
Report of the Audit Committee
The Audit Committee reviews the financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent registered public accounting firms devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee's role does not provide any special assurance with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firms. In this context, the Audit Committee reviewed the 2013 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with Deloitte & Touche LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of the financial statements and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received from and discussed with Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding that firm's independence from us. In addition, the Audit Committee considered whether Deloitte & Touche LLP's provision of nonaudit services is compatible with maintaining its independence from us.
The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for the audit. The Audit Committee meets periodically with the internal auditor and Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the 2013 audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

February 20, 2014	The Audit Committee of the Board of Directors:
George W. Sands (Chairman), Charles R. Brown, Neil H. Strickland, and Thomas G. Wattles

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis provides a business update and explains our compensation philosophy, objectives, policies and practices and the decisions made with respect to compensation for 2013 for our Chief Executive Officer, Chief Financial Officer and three other executive officers, to whom we refer collectively as our Named Executive Officers or "NEOs," as determined in accordance with applicable SEC rules.
Our Named Executive Officers for 2013 are:

E. Nelson Mills	Chief Executive Officer and President
James A. Fleming	Executive Vice President and Chief Financial Officer
Wendy W. Gill	Senior Vice President, Corporate Operations and Chief Accounting Officer
Randall D. Fretz	Former Senior Vice President and Corporate Secretary
Douglas P. Williams	Former Chief Financial Officer
Mr. Fleming became our employee on August 6, 2013. In addition to serving as our Senior Vice President, Corporate Operations and Chief Accounting Officer during 2013, Ms. Gill served as our interim Chief Financial Officer from February 28, 2013 until Mr. Fleming joined us on August 6, 2013. Mr. Fretz retired at the end of 2013, and his last day of employment with us was December 31, 2013. Mr. Williams served as our Chief Financial Officer from January 1, 2013 until February 28, 2013. He was not our employee, but was employed by our former advisor.
Business Update
We became a self-managed company on February 28, 2013. On October 10, 2013, our shares were listed on the NYSE under the ticker symbol "CXP." We believe that listing our shares on a public securities exchange supports our objective of increasing our stockholders' long-term total return potential by providing the company with access to additional sources of capital to fund our value-creation and growth strategies. In preparation for the listing of our shares, we transitioned to a self-managed platform by acquiring, or hiring, the employees necessary to perform the functions previously performed by our external advisor and property manager upon terminating the respective advisory and property management agreements.
As a newly listed company, we anticipated initial volatility in our stock price as the supply and demand for our shares evolve toward a point of equilibrium and, thus, an efficient market for our shares begins to develop. In an effort to mitigate some of the anticipated near-term volatility, on October 10, 2013, we commenced a tender offer to purchase up to $300.0 million of our common shares to provide our stockholders with an alternative to selling in the open market. As a result of the tender offer, we accepted for purchase approximately 9.4 million shares of our common stock at a price of $25.00, for an aggregate cost of $234.1 million.
We have continued to proactively manage our real estate portfolio with an emphasis on leasing and re-leasing space, and refining the composition of our portfolio to enhance our value potential and, consequently, our attractiveness to current and future investors. During 2013, our focus on leasing and re-leasing space resulted in leases of 1.8 million square feet of space with an average lease term of approximately 11.6 years. We continue to focus on improving our market concentration by divesting of properties situated in outlying markets, or which face more challenging appreciation prospects, and by growing our economic presence in target markets through the pursuit of strategic investment opportunities. In furtherance of these objectives, we closed on the disposition of 18 properties for $521.5 million on November 5, 2013, which we believe improves our geographical concentration and strengthens the underlying real estate fundamentals of our portfolio. Over the intermediate and longer term, we are seeking to optimize the allocation between our traditional, stabilized core investments, and growth-oriented, core-plus, and value-added investments, which we believe have potential for healthy growth in net operating income and value over time.
Compensation Policies and Governance Highlights
We believe that our compensation programs encourage executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of pay to Company performance over a multi-year period through awarding a significant portion of each executive's compensation in the form of equity awards vesting over a multi-year period. Other compensation and governance practices that support these principles, each of which is described in more detail below, include the following:

•	Balanced Compensation Mix: Our compensation program provides for a balance between several key compensation factors: cash vs. equity, short-vs. long-term performance-based, and fixed vs. variable pay.

•
Short-Term Cash Incentive Awards are Performance Based: The awards we make under our Short-Term Cash Incentive Compensation Plan require that we achieve pre-established performance goals for the awards to be earned.

•
Significant Portion of the Equity Awards are Performance Based: A significant portion of the equity awards that we make under our Long-Term Incentive Compensation Plan require that we achieve pre-established performance goals for the awards to be earned. For the Chief Executive Officer, 75% of his equity opportunity under the plan is performance based. No dividends are paid on the performance portion of the award until the shares are earned based on achievement of the performance goals under the plan.

•
Addition of Relative TSR Metrics as Performance Measures in 2014: For 2014, the Compensation Committee has included two relative total stockholder return ("TSR") metrics as additional performance measures under our Long-Term Incentive Compensation Plan.

•
Award Caps: Incentive awards include minimum and maximum performance thresholds with funding that is based on actual results measured against the pre-approved goals that are clearly defined in all plans.

•
Prohibition on Hedging and Pledging of Company Stock: Our employees, officers and directors are prohibited from hedging their Company stock and from pledging their Company stock. None of the executive officers or directors hold any of our stock subject to pledge.

•	No Perquisites: We do not provide any perquisites to our NEOs.

•	Independent Compensation Consultant: The Compensation Committee retains an independent compensation consultant to advise on executive and non-employee director compensation.

•
Compensation Risk Analysis: The Compensation Committee periodically reviews an analysis of our incentive compensation plans to ensure they are designed to create and maintain stockholder value and do not encourage excessive risk taking.

•
No Tax Gross-Ups and Double Trigger Change in Control Severance: The employment agreements with our Chief Executive Officer and Chief Financial Officer require a "double trigger," meaning a change in control of the Company and a termination of the executive officer, for the payment of change-of-control severance compensation. The employment agreements do not provide tax gross-ups.

•
Clawback Provision: The employment agreements with our Chief Executive Officer and Chief Financial Officer include a clawback provision entitling us to recover any bonus, incentive-based, equity-based or other similar compensation paid pursuant to the agreements.

Compensation Philosophy and Objectives
We seek to maintain a total compensation package that provides competitive compensation for our executives while also permitting us the flexibility to differentiate pay based on actual performance. We place significant emphasis on annual and long-term performance-based incentive compensation, including cash and equity-based incentives, which are designed to reward our executives based on the achievement of predetermined corporate performance measures.
The objectives of our executive compensation programs are to attract, retain and motivate talented executives; to provide incentives for the attainment of short-term operating objectives and strategic long-term performance goals; and to emphasize and award achievement of long-term objectives that are consistent with our strategic focus on growth, operations, brand development and stockholder returns.
Compensation Prior to 2013
During the year ended December 31, 2012, we did not have any employees, and our executive officers did not receive compensation directly from us for services rendered to us. Our executive officers were also officers of our former advisor and its affiliates and were compensated by these entities, in part, for their services to us. Under the terms of the advisory agreement, our advisor was responsible for providing our day-to-day management, subject to the supervision of our board of directors. Pursuant to the advisory agreement, we reimbursed our advisor for expenses incurred on our behalf. These expenses included salary reimbursements for the portion of Mr. Williams' salary allocated to us based on his time spent providing services to us for which our advisor does not receive a separate fee. Reimbursable expenses under the advisory agreement also included salary reimbursements for Mr. Mills' salary, all of which was allocated to us because Mr. Mills was engaged by the advisor to serve in a management role dedicated solely to overseeing our operations.
The Compensation Committee
The Compensation Committee was formed by the Board of Directors in December 2012 in connection with our transition to self-management. The members of our Compensation Committee are Neil H. Strickland (Chairman), John L. Dixon, Murray J. McCabe and George W. Sands. All of the members of the Compensation Committee are independent in accordance with NYSE listing standards, including the enhanced independence requirements applicable to Compensation Committee members. The Compensation Committee held 15 meetings during 2013.
Prior to December 14, 2012, our Conflicts Committee, composed of independent directors, acted upon the continuation, renewal or enforcement of the advisory agreement with our advisor pursuant to which the advisor received fees and reimbursement of expenses from which it compensated our executive officers. In addition, our Conflicts Committee was responsible for discharging the Board's responsibilities relating to the compensation of our directors and was authorized to act upon matters of executive compensation as necessary.
Role of the Compensation Consultant
In September 2012, a subset of the members of the Conflicts Committee (which members later constituted the Compensation Committee) engaged the services of FPL Associates, L.P., a nationally recognized compensation consulting firm specializing in the real estate industry, to assist us in determining competitive executive compensation levels and the programs to implement. In 2013, the Compensation Committee has worked with FPL Associates to establish our employee compensation program, develop our time- and performance-based incentive compensation programs and establish our director compensation program.
As part of FPL Associates' engagement, FPL Associates, among other things, has provided competitive market compensation data, prepared incentive program design recommendations, and has made recommendations for pay levels for each component of our executive compensation. An FPL Associates consultant attends certain Compensation Committee meetings as requested by the Compensation Committee. FPL Associates has not been engaged by management to perform any work on their behalf. We paid FPL Associates approximately $174,000 in 2013 for their services as a compensation consultant. In addition, in 2013, we engaged Ferguson Partners, an executive search firm and an affiliate of FPL Associates, to assist us in the search for a chief financial officer. Ferguson Partners was paid $188,000 in 2013 for their services. The decision to engage Ferguson Partners to conduct the executive search was approved by the Compensation Committee.
Compensation Consultant Independence Assessment
During 2013, the Company requested and received information from FPL Associates addressing its independence and potential conflicts of interest, including the factors enumerated in the NYSE listing standards. Based on an assessment of these factors, as well as information gathered from directors and executive officers addressing business or personal relationships between directors or executive officers and the consulting firm or the individual consultants, the Compensation Committee concluded that FPL Associates is independent and that the work of the consultant did not raise any conflict of interest.
Peer Data
FPL Associates provided competitive market compensation for a peer group consisting of 12 public REITs primarily focused in the office REIT sector, with the majority focused in suburban office. At the time of the study, the peer group companies ranged in size, defined by total capitalization, from approximately $1.5 billion to $8.7 billion, with a median capitalization of $4.7 billion. Our total capitalization of approximately $5.7 billion at the time of the study placed us within the 75th percentile of the group. The peer group consisted of the following companies:

BioMed Realty Trust, Inc.	Highwoods Properties, Inc.
Brandywine Realty Trust	Kilroy Realty Corporation
Corporate Office Properties Trust	Liberty Property Trust
Cousins Properties Incorporated	Mack-Cali Realty Corporation
Douglas Emmett, Inc.	Piedmont Office Realty Trust, Inc.
Duke Realty Corporation	Washington Real Estate Investment Trust

Using market data and information it received from FPL Associates, the Compensation Committee, with input from management and the full board of directors, established the 2013 base salaries, target annual cash bonuses and equity awards for our executive officers. In establishing the total compensation amounts for our executive officers, the Compensation Committee did not target compensation levels at any specific point or percentile against the peer group data; however, it did look to ensure that overall compensation levels did not exceed the market median, based on the peer groups presented by FPL Associates, unless we produce strong performance.
Role of the Chief Executive Officer in Determining Compensation
Our Chief Executive Officer has consulted with the Compensation Committee regarding 2013 compensation levels for each of our named executive officers (except for himself) based on recommendations to our Compensation Committee provided by FPL Associates. Our Chief Executive Officer annually reviews the performance of each of the other named executive officers. Based on this review, he makes compensation recommendations to the Compensation Committee, including recommendations for performance targets, salary adjustments, annual cash bonuses, and long-term equity-based incentive awards. Although the Compensation Committee considers these recommendations along with data provided by its other advisors, it retains full discretion to set all compensation.
Elements of Compensation
The following is a discussion of the base salary, short-term cash incentive compensation and long-term equity compensation for the NEOs for 2013. In determining compensation, the Compensation Committee considered the following guiding principles:

Base Salary

Provides a minimum fixed level of cash compensation

Pay reflects time spent on day-to-day business activities

Varies based on individual's role/job scope, experience, internal pay equity, position to market and tenure

Structured to manage G&A expense though allow for competitive levels of pay based on achievement of performance metrics

Short-Term Incentive (Cash)

Provides incentive for the achievement of annual
Company financial and operational goals, along with business unit/individual goals

Variable element of compensation

Determination includes both objective and subjective criteria

Long-Term Incentive (Equity)

Provides incentive for the achievement of long-term value creation relative to the market

Variable element of compensation

Equity program includes additional retention mechanism due to vesting; promotes alignment with stockholders

Compensation Mix

Provides for a balance between several key compensation factors: cash vs. equity, short-vs. long-term performance-based, fixed vs. variable

Establish a program with a higher degree of variable compensation (i.e., incentive based and achieved on the basis of satisfying performance goals) than the median of the market data

Each element of compensation is described in more detail below.
Base Salary
Our Compensation Committee believes that payment of a competitive base salary is a necessary element of any compensation program. Base salary levels also affect the short-term cash incentive compensation because each NEO's target opportunity is expressed as a percentage of base salary.
In setting 2013 base salaries, the Compensation Committee considered, among other things, market data provided by the compensation consultant, comparability to compensation practices of other office REITs of similar size, and our financial resources. No particular weight was assigned to any individual item. For Mr. Fleming, his base salary was set in connection with his hiring effective August 6, 2013.

The following table shows the annual base salary approved by the Compensation Committee as of February 28, 2013 or, for Mr. Fleming, as of August 6, 2013.

Name	2013 Annual Base Salary
E. Nelson Mills	$675,000
James A. Fleming	$425,000
Wendy W. Gill	$260,000
Randall D. Fretz	$354,536
Short-Term Cash Incentive Compensation Plan
In April 2013, the Compensation Committee approved target cash incentive amounts for 2013 for certain of the NEOs under the Short-Term Cash Incentive Compensation Plan ("STIC"). The Compensation Committee also approves the allocation of the incentive award among corporate, business unit and individual performance metrics. The targets and allocation approved by the Compensation Committee were as follows:

Name	Target as a Percentage of Base Salary	Allocation Among Metrics
E. Nelson Mills	100%	67% to achievement of corporate performance metrics
		33% to achievement of individual performance metrics

Wendy W. Gill	60%	33% to achievement of corporate performance metrics
		33% to achievement of business unit metrics
		34% to achievement of individual performance metrics
In light of his anticipated retirement at the end of 2013, Mr. Fretz did not participate in the STIC for 2013. In connection with the employment of Mr. Fleming, we agreed that his STIC target payout opportunity in future years will be 90% of his base salary. However, for 2013 only, we agreed to pay him a bonus of $325,000 in light of the fact that he became an employee later in the year and forfeited his opportunity to earn a bonus for the year from his previous employer.
Under our STIC plan, the actual amounts earned may be greater or less than target based on actual performance against the objectives set by the Compensation Committee.

2013 Performance Metrics
For the corporate performance metrics, there were four quantitative performance metrics and two qualitative metrics established by the Compensation Committee for the 2013 STIC plan. The Compensation Committee set targets for the four performance metrics at levels that were considered achievable, but not without strong effort. The Compensation Committee also set two qualitative metrics, accomplishing the internalization and preparation for listing on the NYSE and progress on our overall strategic plan, with a 15% weighting for each metric. The following table sets forth the metrics, weight, and target goals under the 2013 STIC plan for the four quantitative performance metrics:

Metric	Weight	Target
AFFO(1)	30%	$183.2 million
NAV (per share)	20%	$7.18
Same Store Operating Revenue	10%	$592.0 million
Portfolio G&A Expense(2)	10%	$29.00 million

(1)
Adjusted Funds from Operations, or AFFO, is calculated by (1) adjusting FFO for (i) consulting and transition services fees, (ii) real estate acquisition-related costs, (iii) listing costs, and (iv) loss on early extinguishment of debt, and then (2) excluding (i) additional amortization of lease assets (liabilities), (ii) straight-line rental income, (iii) gain (loss) on interest rate swaps, (iv) and non-incremental capital expenditures, and adding back (v) non-cash interest expense. In addition, in determining AFFO for compensation purposes, the Compensation Committee also adjusts for portfolio transactions and unbudgeted leasing.

(2)	Calculated as corporate level general and administrative expense, less payments under the transition services agreement.
For Ms. Gill, the business unit metrics were based on qualitative criteria, which included preparing operations for listing readiness, improving integration with and between departments, and effectively monitoring and enforcing the strategic plan. For Mr. Mills and Ms. Gill, the individual performance metrics were based on qualitative criteria, which included productivity, effectiveness, work quality, teamwork and cooperation, leadership, managing and mentoring.
Determination of 2013 STIC Awards
In January 2014, the Compensation Committee assessed performance based on actual financial results for the year ended 2013 as well as its qualitative assessment of the performance of the executive officers. We achieved $194.7 million in AFFO, same store operating revenue of $589.3 million and portfolio G&A expense of $30.2 million. Although we did not complete an updated net asset value determination in 2013, the Compensation Committee determined, based on a general review of our properties and information from our sales in 2013, that the NAV metric was achieved at target. The Compensation Committee also noted that the internalization was completed on time, that we successfully listed on the NYSE effective October 10, 2013, and that we made significant progress on our overall strategic plan in 2013.
After reviewing the final quantitative calculations, considering the CEO's qualitative assessment of each of the other NEOs performance, and qualitatively assessing CEO's performance, the Compensation Committee determined that the corporate performance metrics, business unit metrics and individual performance metrics were all achieved at above target levels. The Compensation Committee approved actual awards for the STIC for the 2013 performance period as follows:

Name	Target STIC Award	Actual STIC Award
E. Nelson Mills	$675,000	$750,000
Wendy W. Gill	$156,000	$192,602
As noted above, Mr. Fleming was paid, for 2013 only, a fixed bonus of $325,000 negotiated in connection with his employment. In lieu of participation in the STIC for 2013, the Compensation Committee approved certain payments in connection with Mr. Fretz's retirement, as described in "Potential Payments Upon Termination or Change of Control."
2014 STIC Plan
The Compensation Committee has approved the STIC plan for 2014. The structure of the plan is substantially similar to the plan for 2013, and includes corporate, business unit, and individual performance metrics.

Long-Term Incentive Compensation Plan
The objective of our Long-Term Incentive Compensation Plan ("LTIP") is to attract and retain qualified personnel by offering an equity-based program that is competitive with our peer companies and that is designed to encourage each of our NEOs, as well as our broader employee base, to balance long-term company performance with short-term company goals and to foster employee retention.
For 2013, target LTIP values were approved by our Compensation Committee in April 2013, except that Mr. Fleming's target was set in connection with his employment in August 2013. If earned, awards are granted in the form of restricted stock under the stockholder-approved 2013 Long-Term Incentive Plan. We believe that appropriately designed equity awards, particularly those with future vesting provisions, promote a performance-focused culture and align our employees' interests with those of our stockholders, thereby motivating their efforts on our behalf and strengthening their desire to remain with us for an extended period of time.
Each NEO's annual LTIP target opportunity is divided between two components of our LTIP plan, a variable component that is earned based on achievement of quantitative and qualitative performance measures (the "performance" award) and a fixed component (the "time-based" award), as follows.

Name	Percentage of LTIP Opportunity Allocated to Performance Component	Percentage of LTIP Opportunity Allocated to Time-Based Component
E. Nelson Mills	75%	25%
James A. Fleming	75%	25%
Wendy W. Gill	50%	50%
In light of his anticipated retirement at the end of 2013, Mr. Fretz did not participate in the LTIP for 2013.
For 2013, the Committee approved a target dollar value for the award, as well as a threshold and maximum value. The dollar value is converted to a number of shares using the trailing 10-day average of the closing price of our common stock on the NYSE. Dividends are paid in cash on issued shares (vested and unvested).
Performance Component
A portion of our NEOs' LTIP opportunity is earned based on meeting performance goals established by the Compensation Committee. After reviewing performance for 2013 against the performance metrics established by the Compensation Committee, the Compensation Committee approved the amount earned, which is then converted into a number of shares of restricted stock.
For SEC reporting purposes, we have assumed a grant date for this portion of the award is established when the Compensation Committee approves the LTIP performance goals, and the performance commences. In accordance with SEC rules, a grant date fair value of this portion of the award is included in the Summary Compensation Table in the calendar year in which this is established. For the 2013 LTIP, the target dollar value approved by the Compensation Committee for the LTIP performance component is included in the stock awards column of the Summary Compensation Table for 2013. For the range of the values that could be earned by each NEO for the 2013 LTIP award, see the Grants of Plan Based Awards for 2013 table.
For 2013, the Compensation Committee approved four quantitative performance metrics and two qualitative metrics for the LTIP performance award, which were the same as those approved by the Compensation Committee for the corporate performance portion of the 2013 STIC award, with specific targets that were also the same as those approved for the corporate performance portion of 2013 STIC award. See "Short-Term Cash Incentive Compensation Plan" above for a description of the performance metrics and our actual performance for 2013.
The Compensation Committee approved awards at approximately 127% of target for the performance component of the LTIP. The following number of shares were granted to the NEOs on January 21, 2014 for this component: Mr. Mills - 53,776 shares; Mr. Fleming − 19,917 shares; and Ms. Gill − 5,311 shares. The shares vest 25% on the date of grant, with 25% vesting on January 31 of each of the three years following the year in which the shares are granted. In lieu of participation in the STIC for 2013, the Compensation Committee approved certain payments in connection with Mr. Fretz's retirement, as described in "Potential Payments Upon Termination or Change of Control."

Time-Based Component
The other portion of our NEOs' LTIP opportunity is comprised of a time-based annual restricted stock grant. The Compensation Committee granted time-based restricted stock to the NEOs in January 2014 for this component. The following number of shares were granted to the NEOs on January 21, 2014: Mr. Mills - 14,131 shares; Mr. Fleming − 5,233 shares; and Ms. Gill − 4,187 shares. The shares vest 25% on grant, with 25% vesting on January 31 of each of the three years following the year in which the shares are granted. In lieu of participation in the STIC for 2013, the Compensation Committee approved certain payments in connection with Mr. Fretz's retirement, as described in "Potential Payments Upon Termination or Change of Control."
In accordance with SEC rules, the restricted stock granted pursuant to this component of our LTIP plan will be included in the Summary Compensation Table in the calendar year of the grant. Therefore, the grant date fair value for these awards will be included in the stock awards column of the Summary Compensation Table for 2014 and reflected in the Grants of Plan Based Awards table in 2014.
2014 LTIP Plan
The Compensation Committee has approved the LTIP plan for 2014. As with 2013, each NEO's annual LTIP target opportunity is divided between two components, a variable component that is earned based on achievement of quantitative and qualitative performance measures and a fixed component. The structure of the program is substantially similar to 2013.
To further enhance the link between our executives and our stockholders, the Compensation Committee has included two relative TSR metrics as performance measures under the performance component of the 2014 LTIP plan: (1) relative TSR as compared to a custom peer group (weighted as 25% of the performance component of the award) and (2) relative TSR as compared to the MSCI US REIT Index (weighted as 25% of the performance component of the award).
Discretionary Bonuses to All Employees to Recognize Successful Transition to Self-Management
In recognition of the extraordinary effort of all of our employees that assisted in our in our successful transition to self-management effective February 28, 2013, the Compensation Committee approved a discretionary bonus to all such employees, including the NEOs. The Compensation Committee approved the following amounts for the NEOs: Mr. Mills − $153,168; Ms. Gill − $77,400; and Mr. Fretz − $43,026. These amounts are included in the bonus column of the Summary Compensation Table for 2013.
Payouts under Historical LTIP Plan
In 2011, Wells Real Estate Funds, Inc. adopted a long term incentive plan for the employees of Wells Real Estate Advisory Services II, LLC. Effective March 1, 2013, we assumed the plan and agreed to pay any remaining amounts due under the plan. Mr. Mills, Ms. Gill and Mr. Fretz were participants in the plan, and earned awards under the plan that were granted on January 1, 2011. In assuming the plan, we agreed to pay the cash amounts that remained to be distributed under the plan in 2013 and 2014. In 2013, the NEOs received the following amounts pursuant to the plan: Mr. Mills - $102,593; Ms. Gill − $43,142; and Mr. Fretz − $109,108. For Mr. Fretz, in light of his anticipated retirement, the amount received reflected both remaining payouts under the plan ($71,262 for 2013 and $37,846 for 2014). The amounts paid in 2013 are included in the all other compensation column of the Summary Compensation Table for 2013. The final distribution under the plan for Mr. Mills and Ms. Gill will be made in 2014.
Benefits and Perquisites
Our NEOs participate in our benefit plans on the same basis as all of our employees. We do not provide any perquisites to our NEOs.
We offer health insurance, group term life, accidental death and dismemberment insurance and short-term and long-term disability coverage to all of our benefit-eligible employee. We do not offer any pension plans or non-qualified deferred compensation plans.
We also offer a 401(k) plan to our benefit-eligible employees, and provide a company match. We contribute $0.25 for each dollar invested by the employee during the employee's first two years of employment. On the first pay period following the employee's second anniversary, the Company match increases to $0.50 on each dollar. On the first pay period following the employee's third anniversary, the Company match increases to $0.75 on the dollar. On the first pay period following the employee's fourth anniversary, the Company match increases to an equivalent $1.00 on the dollar. The match is capped at 11% of the amount contributed per year. Participants are immediately 100% vested in the company match.

Other Compensation and Governance Policies
Granting of Equity Awards
We have been listed on the NYSE since October 2013. Prior to that time, we relied on third party appraisals to determine the pricing of our equity awards. Since the Compensation Committee was established in December 2012, the Compensation Committee has approved all grants of stock awards to executive officers and directors under our 2013 Long-Term Incentive Plan. We anticipate that annual grants will be made at a scheduled Compensation Committee meeting in the first quarter of the year, generally in January or February. For grants with respect to 2013 performance, the Compensation Committee approved the grants at its meeting on January 21, 2014. The grant price was the trailing 10-day average of the closing price of our common stock on the NYSE.
Hedging, Pledging and Insider Trading Policy
Our insider trading policy prohibits our employees, officers and directors from engaging in the following transactions with respect to our securities: puts, calls or other derivative securities, on an exchange or in any other organized market; short sales; and hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Our insider trading policy also prohibits our employees, officers and directors from purchasing or selling our securities while in possession of material non-public information.
Our employees, officers and directors are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan. None of our executive officers or directors holds any of our stock subject to pledge.
Review of Risk Associated with Compensation Plans
We periodically review of our compensation policies and practices for all employees, including executive officers. As part of the review process, we identify the potential risk areas and we assess whether our practices pose any actual risks. The Compensation Committee's independent compensation consultant advises the Compensation Committee with respect to the risk assessment of our compensation programs for the Company. We have determined that our compensation programs are not reasonably likely to have a material adverse effect on us.
Consideration of Previous "Say on Pay" and "Say When on Pay" Voting Results
This year, our stockholders have the opportunity to vote, on an advisory basis, to approve the compensation of our Named Executive Officers, often referred to as "say on pay." Our last say on pay vote was held in 2011, where approximately 84% of the votes cast for or against the proposal voted to approve executive compensation as described in our 2011 proxy statement.
A substantial majority (approximately 76%) of votes cast at our 2011 annual meeting on the stockholder advisory vote to determine the frequency of future advisory votes on executive compensation, often referred to as a "say when on pay" vote, expressed a preference for having a say on pay vote every three years. Accordingly, in 2011, we adopted a policy to hold the say on pay vote every three years.
While many companies initially believed a say on pay vote every three years was preferred, over time that view has changed. Currently, an annual say on pay vote is considered best practice. In light of current best practices, and in consideration of the fact that we are now listed on the NYSE and that our stockholder base has changed since 2011, the Board has determined to provide stockholders with a say when on pay stockholder advisory vote this year, three years earlier than required under SEC rules. The Board has recommended that stockholders approve an annual frequency for future say on pay votes. See "Proposal 4 -- Frequency of Future Advisory Votes to Approve Executive Compensation."
Impact of Regulatory Requirements on Compensation
Section 162(m) of the Code limits to $1.0 million a publicly held company's tax deduction each year for compensation to any "covered employee," except for certain qualifying "performance-based compensation." Although to date Section 162(m) has not been an issue for us, as long as we qualify as a REIT we do not pay taxes at the corporate level. Therefore, we believe any potential future loss of deductibility of compensation which may occur would not have a significant adverse impact on us.
To the extent that any part of our compensation expense does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax as ordinary income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiary whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation.

Although we and the Compensation Committee will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, we may structure compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).
Report of the Compensation Committee
The Compensation Committee is responsible for, among other things, reviewing and approving compensation for the executive officers, establishing the performance goals on which the compensation plans are based and setting the overall compensation principles that guide the committee's decision-making. The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2013.

April 15, 2014	The Compensation Committee of the Board of Directors:
Neil H. Strickland (Chairman), John L. Dixon, Murray J. McCabe and George W. Sands

2013 Summary Compensation Table
The following table sets forth information concerning total compensation for the Named Executive Officers for 2011, 2012 and 2013. For 2011 and 2012 for Mr. Mills, and for 2011, 2012 and 2013 for Mr. Williams, represents the compensation reimbursements we made to our advisor or its affiliates allocated to us for the applicable year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

E. Nelson Mills	2013	649,671	153,168	1,012,500	750,000	116,808	2,682,147
Chief Executive Officer, President	2012	556,973	—	—	—	—	556,973
	2011	542,539	—	—	—	—	542,539

James A. Fleming(5)	2013	170,371	325,000	375,000	—	2,214	872,585
Executive Vice President, Chief Financial Officer

Wendy W. Gill	2013	250,363	77,400	100,000	192,602	60,838	681,203
Senior Vice President, Corporate Operations and Chief Accounting Officer

Randall D. Fretz(5)	2013	354,536	43,026	—	—	960,822	1,358,384
Former Senior Vice President, Corporate Secretary

Douglas P. Williams(6)	2013	16,908	—	—	—	—	16,908
Former Chief Financial Officer	2012	42,681	—	—	—	—	42,681

(1)
For Mr. Mills, Ms. Gill and Mr. Fretz, represents discretionary bonuses approved by the Compensation Committee for all of our employees that assisted in our transition to self-management to recognize the employees' extraordinary efforts in connection with the successful transition. For Mr. Fleming, represents the 2013 fixed bonus, negotiated in connection with his employment.

(2)
In accordance with SEC rules, the stock award column represents the grant date fair value of the performance component of our LTIP plan at target. The potential payouts under the plan are performance-based and therefore were at risk. The potential value of the award at the grant date assuming the highest level of performance conditions were achieved would have been: Mr. Mills − $2,025,000; Mr. Fleming − $750,000; and Ms. Gill − $200,000. For a description of the plan, including the number of shares earned based on our 2013 performance, see "Long-Term Incentive Compensation Plan" above.

(3)
Represents the amounts earned under our 2013 STIC plan for meeting performance goals set by the Compensation Committee. The potential payouts under the plan are performance-based and therefore were at risk. For a description of the plan, see "Short-Term Cash Incentive Compensation Plan" above. The awards were paid in January 2014.

(4)	All other compensation for 2013 was comprised of the following:

	401(k) Match($)	Life Insurance($)	Historical LTIP($)	Severance($)	Total($)
E. Nelson Mills	13,680	535	102,593	−	116,808
James A. Fleming	1,961	253	−	−	2,214
Wendy W. Gill	17,161	535	43,142	−	60,838
Randall D. Fretz	23,000	535	109,108	828,179	960,822
For more information about the historical LTIP, see "Payouts under Historical LTIP Plan" above. For more information about the amounts paid to Mr. Fretz in connection with his retirement, see "Potential Payments Upon Termination or Change of Control" below.

(5)	Mr. Fleming became our employee on August 6, 2013. Mr. Fretz retired at the end of 2013. His last day of employment was December 31, 2013.

(6)
Mr. Williams served as our Chief Financial Officer until February 28, 2013. Reimbursement for Mr. Williams' salary included a blended mark-up of 29% that our advisor and its affiliates applied uniformly to all salary reimbursements it sought from us to cover benefits such as health and life insurance paid by our advisor and its affiliates.

2013 Grants of Plan-Based Awards
The following table sets forth information with respect to potential payouts under our non-equity incentive compensation plan and our equity compensation plan for the Named Executive Officers for 2013. Mr. Fretz and Mr. Williams did not participate in any of the plans in 2013. All awards are made under our stockholder-approved 2013 Long-Term Incentive Plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards ($)(4)
Name	Plan	Grant Date(3)	Threshold ($)	Target ($)	Maximum($)	Threshold($)	Target ($)	Maximum ($)
E. Nelson Mills	2013 STIC		337,500	675,000	1,012,500
	2013 LTIP	4/19/2013				506,250	1,012,500	2,025,000	1,012,500

James A. Fleming	2013 STIC		325,000	325,000	325,000
	2013 LTIP	4/19/2013				187,500	375,000	750,000	375,000

Wendy W. Gill	2013 STIC		104,000	156,000	234,000
	2013 LTIP	4/19/2013				50,000	100,000	200,000	100,000

(1)
Represents cash payout opportunity for 2013 under the STIC plan. The potential payouts under the plan are performance-based and therefore at risk. The amounts actually earned for 2013 are included in the non-equity incentive plan compensation column of the Summary Compensation Table. For a description of the plan, see "Short-Term Cash Incentive Compensation Plan" above.

(2)
Represents the dollar value approved by the Compensation Committee for the payout opportunity under the performance component of the 2013 LTIP plan. The potential payouts under the plan are performance-based and therefore at risk. If earned, the dollar value is converted to a number of shares using the trailing 10-day average of the closing price of our common stock on the NYSE. For a description of the plan, including the number of shares earned based on our 2013 performance, see "Long-Term Incentive Compensation Plan" above.

(3)
Grant date reflects the date that the Compensation Committee approved the payout opportunities under the performance component of our LTIP plan. Awards were also subject to stockholder approval of the 2013 Long-Term Incentive Plan, which approval was obtained on July 17, 2013.

(4)
In accordance with SEC rules, represents the dollar value approved by the Compensation Committee for the payout opportunity under the performance component of the 2013 LTIP plan, at target performance.

2013 Outstanding Equity Awards at Fiscal Year End
The following table sets forth information with respect to outstanding option and stock awards for each of the Named Executive Officers as of December 31, 2013. Neither Mr. Fretz nor Mr. Williams held any outstanding equity awards as of December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
E. Nelson Mills(2)	625	—	48.00	4/18/2007	4/18/2017
	250	—	48.00	9/12/2007	9/12/2017
						(1)	1,012,500

James A. Fleming	—	—	—	—	—
						(1)	375,000

Wendy W. Gill	—	—	—	—	—
						(1)	100,000

(1)
Represents the target dollar value under the performance component of the 2013 LTIP plan. The potential payouts under the plan are performance-based and therefore at risk. If earned, the dollar value is converted to a number of shares using the trailing 10-day average of the closing price of our common stock on the NYSE. For a description of the plan, including the number of shares earned based on our 2013 performance, see "Long-Term Incentive Compensation Plan" above.

(2)
The option awards were granted to Mr. Mills in connection with his initial appointment to our Board as an independent director in April 2007 and his re-election to our Board in September 2007. On August 6, 2013, our Board of Directors approved a four-for-one reverse stock split, which became effective on August 14, 2013. The number of securities underlying the options and the option exercise price are adjusted for the reverse stock split.

2013 Option Exercises and Stock Vested
No options were exercised by and no stock awards vested for any of the Named Executive Officers in 2013.
Pension and Deferred Compensation Plan
We do not offer any pension plans or non-qualified deferred compensation plans.
Employment Agreements
We have employment agreements with two of our Named Executive Officers. The agreements contain "double-trigger" change-of-control provisions and do not provide excise tax gross-up payments.
Term
On August 6, 2013, the Company entered into employment agreements with Mr. Mills, the Chief executive Officer and President, and Mr. Fleming, the Chief Financial Officer and executive Vice President. The terms of the Employment Agreements were approved by the Board based upon the recommendation of the Compensation Committee.
The agreements provide for a term commencing August 6, 2013 and ending December 31, 2016. In the event that the employment of the executive continues following the expiration of the agreement, their employment will be "at will" unless a new agreement is entered into relating to their continuing employment.
Compensation
During the term of each agreement, we will pay each executive an annual base salary, as set forth in the table below, which will be reviewed annually and may be increased but may not be reduced without the executive's consent. In addition, during the term of the agreement, each executive will be eligible to receive cash incentive compensation as determined by the Compensation Committee. Each executive's target annual cash incentive compensation will be equal to a percentage of his base salary, also as set forth below, except that for 2013 only, Mr. Fleming will receive a fixed cash bonus of $325,000 as negotiated in connection with his employment, and in light of the fact that he became an employee later in the year and forfeited his opportunity to earn a bonus for the year from his previous employer. The Compensation Committee will establish metrics applicable to the business performance of the Company and Messrs. Mills' and Fleming's respective individual performance which, along with the discretion of the Compensation Committee, will determine the amount of the cash bonus award on an annual basis.

Executive	Minimum Base Salary	Target Annual Cash Incentive Compensation (as a % of base salary)
E. Nelson Mills	$675,000	100%
James A. Fleming	$425,000	90%*

* Mr. Fleming's bonus was a fixed cash bonus of $325,000 for 2013 only as part of the negotiations in connection with his employment.
During the term of the agreement, each executive will be eligible to receive equity awards under our 2013 Long-Term Incentive Plan and any other successor plan. Each award may be made in such amounts, and on such terms, as the Compensation Committee may determine in its sole discretion.
The executives are entitled to additional benefits, including participation in all of our present and future employee benefit and retirement plans generally available to the Company's employees, no fewer than 20 days per full year of vacation and reimbursement of reasonable business expenses.
Clawback
The Company may recover any bonus, incentive-based, equity-based or other similar compensation paid pursuant to the agreements, as and to the extent required by applicable law, governmental regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to such laws, regulations or requirements).
Payments Upon Termination
Under the agreements, we are required to provide any earned but unpaid base salary and other vested benefits to each executive in the event of a termination of his employment. In addition, each executive will have the right to additional compensation and benefits depending upon the manner of termination of his employment, as summarized below.
By Us Without Cause or by the Executive for Good Reason
If either executive's employment is terminated by us without "cause" or by the executive for "good reason" (as defined in the agreement) during the term of the agreement, then, subject to the condition that the executive executes a general release:

•
we will pay an amount equal to the product of: (1) a "Severance Multiple," equal to 2.0 for Mr. Mills and 1.5 for Mr. Fleming; and (2) the sum of: (a) the executive's base salary; and (b) either (i) the executive's target annual cash incentive compensation, if termination occurs prior to payment of the executive's annual cash incentive compensation for 2013; or (ii) the average of the actual annual cash incentive compensation received by the executive during the prior three years (or such shorter period, as applicable), if termination occurs after the payment of the executive's annual cash incentive compensation for 2013. For purposes of clause (i) above, Mr. Fleming's target bonus is 90% of his base salary, or $382,500;

•
all equity awards with time-based vesting will immediately vest in accordance with their terms, and any equity awards that are subject to subsequent performance-based vesting conditions will vest pro-rata, if at all, if the Compensation Committee determines that the performance goals, conditions or metrics related to the award have been achieved, and which pro-rata vesting will be based upon a "Pro Rata Multiple," the numerator of which will be equal to the number of days the executive was employed by us from the commencement of the applicable performance period through the date of termination, and the denominator of which will be equal to the total number of days in the applicable performance period. In addition, for any equity awards that the executive would have been entitled to be granted for the then-current performance period (based on the satisfaction of established performance goals, conditions or metrics for such performance period) if the executive had continued to be employed by us at the time of grant, subject to the Compensation Committee's determination, in its reasonable discretion, that such performance goals, conditions or metrics have been achieved and at what level, we will pay the executive a cash payment equal to the dollar value of such equity award, multiplied by the Pro Rata Multiple. For 2013 only, the payment to Mr. Fleming under this term would not be multiplied by the Pro Rata Multiple, but would be subject to actual performance and would be based on a target amount of $600,000; and

•
we will reimburse the executive for the difference between any monthly COBRA premium paid by the executive for himself and his dependents and the monthly premium amount for such group health plan coverage paid by us for similarly situated active executives. These payments will continue until the earliest of: (x) the 18 month anniversary of the date of termination of the executive's employment; (y) the date the executive is no longer eligible to receive COBRA continuation coverage; and (z) the date on which the executive becomes eligible to receive substantially similar coverage from another employer.

Change in Control
In the event that either executive's employment is terminated within 12 months after the occurrence of the first event constituting a "change in control" (as defined in the agreement) of the Company, and the executive's employment is terminated by us without "cause" or by the executive with "good reason," generally referred to as a "double trigger," then, subject to the condition that the executive execute a general release, we will provide the payments and benefits set forth above, except the Severance Multiple will be equal to 3.0 for Mr. Mills and 2.0 for Mr. Fleming.
Death or Disability
In the event that (i) the executive's employment terminates due to death or disability during the term of the agreement, or (ii) the term of the agreement expires, contemporaneously with such expiration the executive's employment is terminated by us without "cause," or the executive resigns with "good reason," and the executive executes a general release, then the executive will receive accelerated vesting of his equity awards, but will not receive any severance payments.
Section 280G "Better of" Provision
The agreements include a Section 280G "better of" provision, meaning, if any of the payments or benefits provided to the executive under the agreement or otherwise would constitute parachute payments within the meaning of Section 280G of the Tax Code and be subject to the excise tax imposed under Section 4999 of the Tax Code, the payments or benefits will be reduced by the amount required to avoid the excise tax if such a reduction would give the executive a better after-tax result than if he received the full payments and benefits.
Restrictive Covenants
During the term of the agreements and for a period of 18 months thereafter for Mr. Mills and 12 months thereafter for Mr. Fleming, each executive has agreed to certain non-competition and non-solicitation provisions. In addition, the executives have agreed to certain non-disclosure provisions and intellectual property right provisions, applicable both during and after their employment with us, and certain non-disparagement provisions applicable during the term of the agreement and during the two-year period immediately following any termination of employment. However, the non-competition and non-solicitation provisions will not be applicable to an executive following his termination of employment in the event that such termination occurs upon or following the expiration of the term of his agreement.
2013 Long-Term Incentive Plan
In 2013, our stockholders approved our 2013 Long-Term Incentive Plan. The 2013 Long-Term Incentive Plan was designed to provide us with the flexibility to offer performance-based compensation, including stock-based and incentive cash awards, as part of an overall compensation package to attract, motivate and retain qualified personnel. Certain officers, key employees, non-employee directors, or consultants of ours and our subsidiaries are eligible to be granted cash awards, stock options, stock appreciation rights, restricted stock, deferred stock awards, other stock-based awards, dividend equivalent rights, and performance-based awards under the 2013 Long-Term Incentive Plan at the discretion of our Compensation Committee.
Potential Payments Upon Termination or Change of Control
The following table shows the potential payments to certain of the Named Executive Officers upon a termination of employment under various circumstances. In preparing the table, we assumed the termination occurred on December 31, 2013. The closing price per share of our common stock on December 31, 2013 was $25.00. There can be no assurance that a termination or change of control would produce the same or similar results as those shown below if it occurs on any other date or at any other price.
Mr. Fretz's last day of employment with us was December 31, 2013. We describe the amounts we agreed to pay to him below the table.

Name	Termination Scenario	Cash ($)	Accelerated Vesting of Restricted Stock ($)	Health and Welfare Benefits ($)	Total ($)
E. Nelson Mills(1)	Termination Without Cause/For Good Reason	2,863,662	1,621,900	40,604	4,526,166
	Change in Control	4,213,662	1,621,900	40,604	5,876,166
	Death/Disability	163,662	1,621,900	−	1,785,562

James A. Fleming(1)	Termination Without Cause/ For Good Reason	1,211,250	600,000	40,604	1,851,854
	Change in Control	1,615,000	600,000	40,604	2,255,604
	Death/Disability	−	600,000	−	600,000

Wendy W. Gill(2)	Termination Without Cause/ For Good Reason	244,470	−	−	244,470
	Change in Control	244,470	−	−	244,470
	Death/Disability	66,710	−	−	66,710

(1)
For Mr. Mills and Mr. Fleming, represents potential payouts pursuant to the terms of their employment agreements. Also includes, for Mr. Mills, the remaining historical LTIP payout for 2014 ($163,662) that would be accelerated on such a termination.

(2)
For Ms. Gill, represents 36 weeks of base pay pursuant to the terms of the Severance Pay Plan applicable to all of our employees not otherwise subject to an employment agreement. Also includes the remaining historical LTIP payout for 2014 ($66,710) that would be accelerated on such a termination.

The amounts described above do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include:

•	distribution of balances under our 401(k) plan;

•	life insurance proceeds in the event of death; and

•	disability insurance payouts in the event of disability.
Retirement of Mr. Fretz
Mr. Fretz's last day of employment with us was December 31, 2013. In connection with his anticipated retirement in 2013, he did not participate in the STIC or LTIP plans in 2013. We agreed to pay him $250,000 in lieu of participation in the STIC plan, $200,000 in lieu of participation in the LTIP plan, and an additional cash payment of $378,178.

DIRECTOR COMPENSATION
2013 Director Compensation Program
We provide compensation to our non-employee directors for their services as directors. During the first three months of 2013, the director compensation program was as follows:

•	an annual cash retainer of $32,000;

•	an annual cash retainer of $7,500 for the Audit Committee chairperson and an annual cash retainer of $5,000 for all other committee chairpersons;

•	$1,500 per regularly scheduled board meeting attended;

•	$1,500 per regularly scheduled committee meeting attended; and

•	$500 per special board meeting attended whether held in person or by telephone conference.
Effective April 1, 2013, the director compensation program was as follows:

•	an annual cash retainer of $65,000;

•	an annual equity retainer of $40,000, granted under our 2013 Long-Term Incentive Plan in the form of vested common stock;

•
an annual cash retainer of $50,000 for the non-executive chairperson of the board and an annual cash retainer for each committee chairperson as follows: Audit Committee, $15,000; Operations Committee, $13,500; Compensation Committee, $10,000; and Nominating and Corporate Governance Committee, $8,500;

•
an annual cash retainer for serving on a committee as follows: Audit Committee, $7,500; Operations Committee, $6,750; Compensation Committee, $5,000; and Nominating and Corporate Governance Committee, $4,250;

•	a per-meeting fee of $1,500 per board meeting attended in excess of the sixth board meeting attended after April 1, 2013; and

•	a per-meeting fee of $1,500 per committee meeting attended in excess of the sixth committee meeting attended after April 1, 2013.
In addition, all directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. We did not provide any perquisites to our directors.
Stock Ownership Guidelines
The Board has established stock ownership guidelines for non-employee directors, as set forth in our Corporate Governance Guidelines. Each non-employee director must acquire and hold shares of our stock having an initial investment value equal to three times the annual cash retainer. For directors in office as of September 1, 2013, the initial investment value is set at $195,000 (three times the annual cash retainer of $65,000 effective on that date). For directors who join the Board after such date, the initial investment value is equal to three times the annual cash retainer in effect on the date they join the Board. Unvested shares of restricted stock and stock units count toward a non-employee director's ownership requirement, but stock options are not included.
Non-employee directors are expected to achieve the initial investment value by September 1, 2018, or five years after the non-employee director's appointment to the Board, whichever is later. Upon a director satisfying the initial investment requirement, the number of shares required to be held by the director to satisfy the ownership requirement is fixed and the director should maintain ownership of at least that number of shares for so long as such director continues to serve on the Board.
Until the investment requirement is achieved, the director is required to retain "net gain shares" resulting from the issuance of common stock, exercise of stock options, the vesting of restricted stock, or the settlement of restricted stock units granted under the Company's equity compensation plans. Net gain shares are the shares remaining after the payment of the option exercise price and taxes owed with respect to the issuance, exercise, vesting or settlement event.

2013 Director Compensation Table
The following table sets forth information concerning the 2013 compensation of our non-employee directors that served during any part of 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Charles R. Brown(2)	97,250	30,000	127,250
Richard W. Carpenter(2)	112,750	30,000	142,750
Bud Carter(2)	98,500	30,000	128,500
John L. Dixon	172,750	30,000	202,750
Murray J. McCabe	51,688	10,000	61,688
George W. Sands	107,500	30,000	137,500
Neil H. Strickland(2)	113,750	30,000	143,750
Thomas G. Wattles	52,313	10,000	62,313
Leo F. Wells, III(3)	—	—	—
Douglas P. Williams(3)	—	—	—

(1)
On September 13, 2013, we granted 1,023 shares of common stock to each of our non-employee directors. The number of shares was determined by dividing $30,000 (representing the portion of the director's annual equity retainer for the period from April 1, 2013 through December 31, 2013) by $29.32 per share (our most recently appraised net asset value per share as of September 30, 2012, as adjusted for the reverse stock split effective August 14, 2013) under the 2013 Long-Term Incentive Plan. Mr. Wattles and Mr. McCabe received 341 shares, a pro-rated amount based on their appointment to the board in August 2013. See Note 7 to the consolidated financial statements in the Form 10-K for the year ended December 31, 2013 for information about the assumptions used to value these awards. These shares were fully vested on grant.

(2)
Messrs. Brown, Carpenter, Carter and Strickland each own options to purchase up to 1,000 shares of common stock at an exercise price of $48.00 (as adjusted for the reverse stock split effective August 14, 2013). We adopted an Independent Director Stock Option Plan in September 2003, which was suspended in 2007 and terminated in 2013.

(3)	During 2013, Leo F. Wells, III and Douglas P. Williams served on our Board until May 2013. However, they did not receive any compensation in 2013 for their service as a director.

STOCK OWNERSHIP
The following table shows, as of February 28, 2014, the amount of our common stock and stock options to purchase shares of our common stock (as indicated below) beneficially owned by our directors, our Named Executive Officers and all of our directors and executive officers as a group. To our knowledge, no person beneficially owned more than 5% of the shares of common stock as of February 28, 2014. Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power. None of our executive officers or directors holds any of our stock subject to pledge.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage
Charles R. Brown(2)	3,342	*
Richard W. Carpenter(2)	7,316	*
Bud Carter(2)(3)	14,128	*
John L. Dixon	10,647	*
James A. Fleming	22,898	*
Randall D. Fretz(4)	1,884	*
Wendy W. Gill	8,592	*
Murray J. McCabe	5,149	*
E. Nelson Mills(5)	66,394	*
George W. Sands	1,441	*
Neil H. Strickland(2)	3,066	*
Thomas G. Wattles	4,859	*
Douglas P. Williams	1,104	*
All directors and executive officers (13 persons)(6)	150,820	*
* Less than 1% of the outstanding common stock.

(1)
Address of each named beneficial owner is c/o Columbia Property Trust, Inc., One Glenlake Parkway, Suite 1200, Atlanta, Georgia 30328. For purposes of the table, and in accordance with SEC rules, shares of common stock are considered "beneficially owned" if the person directly or indirectly has sole or shared power to vote or direct the voting of the securities or has sole or shared power to divest of or direct the divestment of the securities. A person is also considered to beneficially own shares of common stock that he, she or it has the right to acquire within 60 days of February 28, 2014.

(2)	Includes options to purchase up to 1,000 shares of common stock that are exercisable within 60 days of February 28, 2014.

(3)	Includes 8,134 shares owned by Mr. Carter's spouse.

(4)	For Mr. Fretz, represents shares beneficially owned as of December 31, 2013.

(5)	Includes options to purchase up to 875 shares of common stock Mr. Mills was granted as an independent director that are exercisable within 60 days of February 28, 2014.

(6)	Includes options to purchase an aggregate of up to 4,875 shares of common stock that are exercisable within 60 days of February 28, 2014.

RELATED PARTY TRANSACTIONS
During 2013, our Conflicts Committee was responsible for reviewing and approving all related party transactions requiring disclosure under SEC rules, meaning any transaction, arrangement or relationship in which

•	the amount involved may be expected to exceed $120,000 in any fiscal year,

•	we will be a participant, and

•	a related person has a direct or indirect material interest.
A related person is an executive officer, director or nominee for election as director, or a greater than 5% beneficial owner of our common stock, or an immediate family member of the foregoing. Approval of a related-party transaction required a majority of the Conflicts Committee to find the transaction is fair and reasonable to us.
The Conflicts Committee was dissolved effective December 31, 2013. The responsibility for reviewing and approving all related party transactions was delegated by the Board to the Audit Committee effective January 1, 2014.
In addition, our Code of Business Conduct and Ethics lists examples of types of transactions with affiliates that would create prohibited conflicts of interest. Under the Code of Business Conduct and Ethics, our officers and directors are required to promptly bring potential conflicts of interest to the attention of the chairman of our Audit Committee.
The Conflicts Committee reviewed and approved the agreements set forth below. All of the agreements were terminated as of December 31, 2013.
Our Relationship with Wells Real Estate Funds
In 2013, we transitioned to a self-managed structure. Effective February 28, 2013, services previously provided by affiliates of Wells Real Estate Funds ("Wells") are provided by our employees (other than the services provided by Wells Real Estate Funds under the Investor Services Agreement).
Leo F. Wells, III, who served as a director until May 2013, is the sole director of Wells, our former sponsor and the manager of our former advisor, and indirectly owns 100% of its equity. Certain persons that served as executive officers during 2013, Douglas P. Williams and Randall D. Fretz, were also executive officers of Wells. A subsidiary of Wells provided our day-to-day management under an advisory agreement prior to February 28, 2013.
Advisory Agreement
From December 2003 through February 28, 2013, we were party to uninterrupted advisory agreements with affiliates of Wells (the "Advisor"), pursuant to which the Advisor acted as our external advisor and performed certain key functions on our behalf, including, among others, the investment of capital proceeds and management of day-to-day operations (the "Advisory Agreement"). In connection with our transition to a self-managed structure, the most recent Advisory Agreement was terminated effective February 28, 2013.
Under the terms of the Advisory Agreement most recently in place, we incurred fees and reimbursements payable to the Advisor for services as described below:

•
Asset management fees were incurred monthly at one-twelfth of 0.625% of the lesser of (i) gross cost, as defined, of all properties of Columbia Property Trust (other than those that failed to meet specified occupancy thresholds) and investments in joint ventures, or (ii) the aggregate value of Columbia Property Trust's interest in the properties and joint ventures as established with the most recent asset-based valuation, until the monthly payment equals $2.5 million (or $30.5 million annualized), as of the last day of each preceding month. Columbia Property Trust paid fees at the cap in January and February 2013. With respect to (ii) above, Columbia Property Trust's published net asset-based valuations did not impact asset management fees incurred due to continued applicability of the cap described above.

•
Reimbursement for all costs and expenses the Advisor incurred in fulfilling its duties as the asset portfolio manager generally included (i) wages and salaries and other employee-related expenses of the Advisor's employees, who performed a full range of real estate services for Columbia Property Trust, including management, administration, operations, and marketing, and are billed to Columbia Property Trust based on the amount of time spent on Columbia Property Trust by such personnel, provided that such expenses are not reimbursed if incurred in connection with services for which the Advisor received a disposition fee (described below) or an acquisition fee; and (ii) amounts paid for an individual retirement account, or "IRA," custodial service costs allocated to Columbia Property Trust accounts. The Advisory Agreement limited the amount of reimbursements to the Advisor of "portfolio general and administrative expenses" and "personnel expenses," as defined, to the extent they would exceed $18.2 million and $10.0 million, respectively, during 2013.

•
Acquisition fees were incurred at 1.0% of property purchase price (excluding acquisition expenses); however, in no event could total acquisition fees for the calendar year exceed 2.0% of total gross offering proceeds. Columbia Property Trust also reimbursed the Advisor for expenses it paid to third parties in connection with acquisitions or potential acquisitions. Per the Transition Services Agreement discussed below, acquisition fees payable to the Advisor for 2012 and 2013 had an aggregate cap of $1.5 million. Columbia Property Trust paid acquisition fees of $1.5 million related to the acquisition of the 333 Market Street Building in San Francisco, California, in December 2012. No acquisition fees were paid to the Advisor during 2013.

•
The disposition fee payable for the sale of any property for which the Advisor provided substantial services was the lesser of (i) 0.3% or (ii) the broker fee paid to a third-party broker in connection with the sale.

•
Reimbursement of organization and offering costs paid by Columbia Property Trust Advisory Services and its affiliates on behalf of Columbia Property Trust, not to exceed 2.0% of gross offering proceeds.

•	For January and February 2013, Columbia Property Trust paid occupancy costs of $42,000 to the Advisor for use of dedicated office space.
Transition Services Agreement
For the period from July 1, 2012 through December 31, 2013, we were a party to an agreement under which Wells provided services to support our transition from an externally advised management platform to a self-managed structure (the "Transition Services Agreement"). Pursuant to the Transition Services Agreement:

•
Wells was required to transfer the assets and employees necessary to provide the services under the Advisory Agreement (other than investor services and property management) to Columbia Property Trust Advisory Services by January 1, 2013, provided that if Wells was not able to transfer certain assets by then, Wells was required to use its commercially reasonable best efforts to transfer such delayed assets as promptly as possible, but no later than June 30, 2013; and

•	Columbia Property Trust had the option to acquire Columbia Property Trust Advisory Services from Wells at any time during 2013 (the "Columbia Property Trust Advisory Services Assignment Option").
The Columbia Property Trust Advisory Services Assignment Option closed as of February 28, 2013, and all assets were transferred by June 30, 2013. No payment was associated with the assignment; however, Columbia Property Trust was required to pay Wells for the work required to transfer sufficient employees, proprietary systems and processes, and assets to Columbia Property Trust Advisory Services to prepare for a successful transition to a self-managed structure a total of $6.0 million payable in 12 monthly installments of $0.5 million commencing on July 31, 2012.
In addition, Columbia Property Trust and Wells were each obligated to pay half of any out-of-pocket and third-party costs and expenses incurred in connection with providing these services, provided that Columbia Property Trust's obligation to reimburse Wells for such expenses was limited to approximately $250,000 in the aggregate. Pursuant to the Transition Services Agreement at the close of the Columbia Property Trust Advisory Services Assignment Option, Columbia Property Trust entered into a consulting services agreement with Wells as described below.
On December 28, 2012, the Transition Services Agreement was amended, and Wells Management and Columbia Property Trust Services were made parties to the agreement. Pursuant to the amendment, Columbia Property Trust could acquire Columbia Property Trust Services, the entity that provided personnel to carry out property management services on behalf of Wells Management and its affiliates, in connection with exercising the Columbia Property Trust Advisory Services Assignment Option. Columbia Property Trust exercised this option on February 28, 2013. No payment was associated with this assignment; however, Columbia Property Trust was obligated to pay a fee to Wells of approximately $2.8 million in monthly installments from July 2013 through December 2013. The Transition Services Agreement terminated on December 31, 2013.
Investor Services Agreement
Columbia Property Trust and Wells entered into an investor services agreement, effective January 1, 2013 through February 28, 2013, that required Wells to provide certain investor and transfer agent support services to Columbia Property Trust, which were previously provided under the advisory agreement dated March 30, 2011 (the "Investor Services Agreement"). As the sole consideration for these services, Columbia Property Trust reimbursed Wells for expenses incurred in connection with carrying out such services, subject to the cap on "portfolio general and administrative expenses" and "personnel expenses" included in the Advisory Agreement and, thus, did not incur a separate fee.
2013 Investor Services Agreement
Effective February 28, 2013, upon the effective date of the Columbia Property Trust Advisory Services Assignment Option, Columbia Property Trust entered into an agreement with Wells, which requires Wells to provide the investor and transfer agent support services to Columbia Property Trust that were previously provided for under the Investor Services Agreement (the "2013 Investor Services Agreement"). The 2013 Investor Services Agreement requires Columbia Property Trust to compensate Wells for these services by reimbursing the related expenses and payroll costs, plus a premium. The 2013 Investor Services Agreement terminated on December 31, 2013.
Consulting Services Agreement
On February 28, 2013, the Columbia Property Trust Advisory Services Assignment Option and Columbia Property Trust Services Assignment Option closed, and in connection therewith, the Advisory Agreement and Investor Services Agreement terminated, and Columbia Property Trust entered into a consulting services agreement with Wells (the "Consulting Services Agreement"). Under the Consulting Services Agreement, Wells provided consulting services with respect to the same matters that the Advisor provided services under the most recently effective advisory agreement. Payments under the Consulting Services Agreement were monthly fees in the same amount as the asset management fee that would have been paid under the most recently effective advisory agreement, if the most recently effective advisory agreement was not terminated. No acquisition or disposition fees are payable under the Consulting Services Agreement. The Consulting Services Agreement terminated on December 31, 2013.
Property Management Agreement
Columbia Property Trust was party to master property management, leasing, and construction agreements (the "Property Management Agreement") with affiliates of Wells (the "Property Manager") until February 28, 2013, on which date Columbia Property Trust terminated the Property Management Agreement contemporaneous with acquiring Columbia Property Trust Services. As a result, property management services are now performed by employees of Columbia Property Trust. While no fee was paid to execute this acquisition, Columbia Property Trust was obligated to pay a fee to Wells totaling $2.8 million from July through December 2013 for the transition of property management services to Columbia Property Trust Services.

OTHER INFORMATION FOR STOCKHOLDERS
Section 16(a) Beneficial Ownership Reporting Compliance
Under federal securities laws, directors, executive officers and any persons beneficially owning more than 10% of our common stock are required to report their initial ownership of the common stock and most changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and we are required to disclose when these reports were not filed when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to these reporting requirements filed the reports on a timely basis in 2013, with the exception of one Form 4 filed on February 24, 2014 to report the purchase of 4,000 shares of our common stock by Mr. Carpenter, one of our independent directors, on December 9, 2013.
Stockholder Proposals
Rule 14a-8 Stockholder Proposals
Pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2015 annual meeting must be received by our Corporate Secretary at our executive offices no later than January 6, 2015.
Stockholder Proposal of Business or Nomination of Directors Outside of Rule 14a-8
Stockholder proposals or nominations for director to be brought before our 2015 annual meeting other than in accordance with Rule 14a-8 must satisfy the requirements of Article II, Section 2.12 of our Bylaws. To be timely, written notice of such proposal must be delivered to the Corporate Secretary no earlier than 150 days and no later than 120 days before the first anniversary of the date of the preceding year's proxy statement, or between December 1, 2014 and December 31, 2014. If there is a delay or advancement of the annual meeting by more than 30 days compared to the prior year, the notice deadline is no earlier than 150 days and no later than the later of 120 days before the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. The notice of the proposal or nomination must address the specific information set forth in our Bylaws.
Contact Information
Stockholder proposals or nominations should be sent to Corporate Secretary, Columbia Property Trust, Inc., One Glenlake Parkway, Suite 1200, Atlanta, Georgia 30328.

PROPOSALS YOU MAY VOTE ON
Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy:

(1)	over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials or proxy card (if you received a proxy card),

(2)	by telephone through the number noted in the proxy card (if you received a proxy card), or

(3)	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith.
Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
PROPOSAL 1 -- ELECTION OF DIRECTORS
At the annual meeting, you and the other stockholders will vote on the election of nine nominees to our Board of Directors. Those persons elected will serve as directors for a one year term until the 2015 annual meeting and until their successors are duly elected and qualified.
The Board of Directors has nominated the following persons for election as directors:
Charles R. Brown
Richard W. Carpenter
Bud Carter
John L. Dixon
Murray J. McCabe
E. Nelson Mills
George W. Sands
Neil H. Strickland
Thomas G. Wattles

Each of the nominees for director is a current member of our Board of Directors. Detailed information on each nominee is provided beginning on page 12.
Recommendation
Your Board of Directors unanimously recommends a vote "FOR" all nine nominees for director.

PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee appointed Deloitte & Touche LLP to audit our consolidated financial statements for the year ending December 31, 2013 and to prepare a report on the audit. Our Audit Committee anticipates appointing Deloitte to audit our consolidated financial statements for the year ending December 31, 2014 and to prepare a report on the audit.
We are asking our stockholders to ratify the anticipated appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2014. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
A representative of Deloitte will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.
For more information about the aggregate fees billed to us by Deloitte for professional accounting services, the Audit Committees preapproval policies and the Report of the Audit Committee, see "Audit Matters" beginning on page 24.
Recommendation
Your Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of the independent registered public accountants.

PROPOSAL 3 -- ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles of our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), stockholders have the opportunity to vote, on an advisory basis, to approve the compensation of our Named Executive Officers. This is often referred to as "say on pay," and provides you, as a stockholder, with the ability to cast a vote with respect to our 2013 executive compensation programs and policies and the compensation paid to the Named Executive Officers as disclosed in this proxy statement through the following resolution:
"RESOLVED, that the stockholders approve the compensation of the Named Executive Officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement."
As discussed in "Executive Compensation − Compensation Discussion and Analysis," the compensation paid to our Named Executive Officers reflects the following objectives of our compensation program:

•	to attract, retain and motivate talented executives;

•	to provide incentives for the attainment of short-term operating objectives and strategic long-term performance goals; and

•	to emphasize and award achievement of long-term objectives that are consistent with our strategic focus on growth, operations, brand development and stockholder returns.
For more information about our executive compensation program, see "Executive Compensation" beginning on page 26.
Although the vote is non-binding, the Compensation Committee will review the voting results. To the extent there is any significant negative vote, we will consult directly with stockholders to better understand the concerns that influenced the vote.
Recommendation
Your Board of Directors unanimously recommends a vote "FOR" the approval, on an advisory basis, of executive compensation.

PROPOSAL 4 -- FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION
In accordance with the Dodd-Frank Act, companies are required, at least once every six years, to provide for a separate stockholder advisory vote to determine whether the advisory vote on executive compensation, or say on pay vote, will occur every one, two or three years. This vote is commonly referred to as a "say when on pay" vote.
Previous Company Vote
We included a stockholder advisory vote in our 2011 proxy statement to determine whether the say on pay vote will occur every one, two or three years. In 2011 the Board recommended, and stockholders approved, a say on pay vote every three years.
Changing Views on Best Practice
While many companies initially believed a say on pay vote every three years was preferred, over time that view has changed. Currently, an annual say on pay vote is considered best practice, as an annual vote offers stockholders the opportunity to react promptly to trends in compensation, provide feedback before those trends become pronounced over time, and give the Board and the Compensation Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from stockholders. According to recent statistics, over 90% of S&P 500 companies and over 80% of Russell 3000 companies have adopted an annual say on pay vote.
Recommendation to Hold an Annual Say on Pay Vote
In light of current best practices, and in consideration of the fact that we are now listed on the NYSE and that our stockholder base has changed since 2011, the Board has determined to provide stockholders with a "say when on pay" stockholder advisory vote in this proxy statement three years earlier than required under SEC rules. This will permit our current stockholders to determine whether future say on pay votes will occur every one, two or three years.
The Board recommends that future advisory votes on executive compensation should be held every year, or on an annual basis.
Although the vote is non-binding, the Board will review the voting results in making a decision as to the policy to be adopted on the frequency of future advisory votes on executive compensation.
Recommendation
Your Board of Directors unanimously recommends a vote for the frequency of future advisory votes on executive compensation to be held every "ONE YEAR."

COLUMBIA PROPERTY TRUST, INC. PROXY FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

Your Proxy Vote is important!
Please remember that you can Vote your Proxy by INTERNET or TELEPHONE.
It Saves Money! Voting by Internet or telephone saves postage costs, which can help minimize Columbia’s expenses.
It Saves Time! Vote instantly by Internet or telephone - 24 hours a day.
It’s Easy! Just follow these simple steps:
1. Read your proxy statement and have it in hand.
2. Call toll-free 1-800-337-3503, or go to the website: www.columbiapropertytrust.com/proxy
3. Follow the recorded or on-screen instructions.
4. Unless you wish to change your vote, do not mail your proxy card if you vote by Internet or telephone.

Please detach at perforation before mailing.

PROXY	COLUMBIA PROPERTY TRUST, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS -- JULY 16, 2014 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	PROXY
The undersigned stockholder hereby appoints E. Nelson Mills, James A. Fleming, and Wendy W. Gill, and each of them, as proxy and attorney-in-fact, each with the power to appoint his or her substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Columbia Property Trust, Inc., to be held on July 16, 2014, at 1:30 p.m. (ET), at Atlanta Marriott Perimeter Center, 246 Perimeter Center Parkway NE, Atlanta, Georgia 30346, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees in Proposal 1, “FOR” Proposals 2 and 3, and “1 YEAR” for Proposal 4. The proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournments thereof in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion.

Internet or telephone proxy authorization must be received by 11:59 p.m. (ET), July 15, 2014, in order for your votes to be certified in the final tabulation.
VOTE BY INTERNET: www.columbiapropertytrust.com/proxy VOTE BY TELEPHONE: 1-800-337-3503
999 9999 9999 999

Note: Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, guardian, or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

	Stockholder sign here	Date

	Co-Owner sign here	Date

CPT_25570_042314

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Columbia Property Trust, Inc.
Stockholder Meeting to Be Held on July 16, 2014

The Proxy Statement and driving directions for this meeting as well as the 2013 Annual Report are available at: www.columbiapropertytrust.com/proxy.

You are receiving this communication because you hold shares in Columbia Property Trust, Inc. (“Columbia”). This is to inform you that the materials you should review before casting your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you in this packet and online. We encourage you to access and review all of the important information contained in the proxy materials before voting.

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY.

Please detach at perforation before mailing.

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD.
IF YOU PREFER, YOU MAY INSTEAD VOTE YOUR PROXY BY INTERNET OR TOUCH-TONE PHONE.
PLEASE MARK VOTES AS IN THIS EXAMPLE: ■

Unless you direct otherwise, this submitted proxy will be voted as our board recommends.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND “1 YEAR” FOR PROPOSAL 4.

1.	To vote for the election of nine directors:				FOR ALL	WITHHOLDALL	FOR ALL EXCEPT
	01. Charles R. Brown	02. Richard W. Carpenter	03. Bud Carter		☐	☐	☐
	04. John L. Dixon	05. Murray J. McCabe	06. E. Nelson Mills
	07. George W. Sands	08. Neil H. Strickland	09. Thomas G. Wattles

To withhold authority to vote “FOR” any individual nominee, mark the “FOR ALL EXCEPT” box and write the nominee’(s) number(s) on the line below.

					FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.				☐	☐	☐

3.	To approve, on an advisory basis, executive officer compensation, sometimes referred to as a “say on pay”.				☐	☐	☐
					1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4.	To approve, on an advisory basis, the frequency of future advisory votes to approve executive compensation, sometimes referred to as a “say when on pay”.				☐	☐	☐	☐

To consider and act upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
			YES	NO
I PLAN TO ATTEND THE ANNUAL STOCKHOLDER MEETING AT 1:30 PM ET ON JULY 16, 2014 IN ATLANTA, GEORGIA			☐	☐

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY.

CPT_25570_042314